                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  MAY 15, 1997
                    --------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                            SIGNATURE RESORTS, INC.
                    --------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MARYLAND                 000-21193               95-4582157
(STATE OR OTHER JURISDICTION  (COMMISSION TITLE NUMBER)     (IRS EMPLOYER
      OF INCORPORATION)                                  IDENTIFICATION NUMBER)


                       1875 SOUTH GRANT STREET, SUITE 650
                          SAN MATEO, CALIFORNIA 94402
                    --------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (650) 312-7171
                    --------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS

  (a) Financial statements of Signature Resorts, Inc.

  SELECTED CONSOLIDATED AND RESTATED HISTORICAL FINANCIAL INFORMATION OF THE
                                    COMPANY
                         (DOLLAR AMOUNTS IN THOUSANDS)

  The following table sets forth selected consolidated and restated historical financial information of Signature Resorts, Inc. (the "Company"). For the historical period ended December 31, 1996, the financial information presented below includes the effect of the exchange of direct and indirect interests in, and obligations of, certain predecessor limited partnerships, limited liability companies and other corporations of the Company for shares of common stock (the "Common Stock") of the Company (the "Consolidation Transactions") and the Company's initial public offering of shares of Common Stock (the "Initial Public Offering"), both of which were consummated on August 20, 1996. For all of the periods presented, the financial information presented below also gives effect to the Company's merger with AVCOM International, Inc. ("AVCOM") on February 7, 1997 (the "AVCOM Merger") and the Company's merger with Plantation Resorts Group, Inc. ("PRG") on May 15, 1997 (the "PRG Merger") by combining the historical information of AVCOM, PRG and the Company and restating the historical financial information of the Company using the pooling of interest method of accounting. Such historical financial information does not give effect to the acquisition of LSI Group Holdings Plc ("LSI"), which was consummated on August 29, 1997. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements for the Company and the notes thereto which are contained elsewhere in this report.

                                                                                    SIX MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                         JUNE  30,
                         --------------------------------------------------------  -----------------------
                            1992        1993       1994      1995        1996         1996        1997
                         ----------- ----------- -------- ----------- -----------  ----------- -----------
                         (UNAUDITED) (UNAUDITED)                                   (UNAUDITED) (UNAUDITED)
INCOME STATEMENT DATA:
 Revenues:
 Vacation Interval
  sales.................   $52,730    $ 68,867   $ 99,058 $   118,552    $157,042  $    68,226 $   113,019
 Interest income........    10,355      12,770     15,747      20,006      24,935       11,899      17,779
 Other income...........       811       1,110      1,033       7,144       9,923        5,450       4,823
                           -------    --------   -------- ----------- -----------  ----------- -----------
   Total revenues.......    63,896      82,747    115,838     145,702     191,900       85,575     135,621
                           -------    --------   -------- ----------- -----------  ----------- -----------
 Costs and operating
  expenses:
 Vacation Interval cost
  of sales..............    13,585      18,548     28,992      34,077      42,668       18,684      30,263
 Advertising, sales and
  marketing.............    24,404      32,711     47,081      54,610      78,029       32,396      51,303
 Loan portfolio:
   Interest expense--
    treasury............     7,500       7,435      8,224      10,077      13,482        6,364       7,938
   Other expenses.......       853         840      1,460       2,018       4,495        1,769       3,292
   Provision for
    doubtful accounts...     2,593       1,703      1,956       3,500       8,009        2,269       3,648
 General and
  administrative........     3,884       6,852      8,463      13,599      30,273        8,773      16,287
 Resort property
  valuation allowance...       --          --         --          --        2,620          --          --
 Merger costs(a)........       --          --         --          --          --           --        5,896
 Depreciation and
  amortization..........       412         616        990       2,154       4,639        1,707       2,431
                           -------    --------   -------- ----------- -----------  ----------- -----------
   Total costs and
    operating expenses..    53,231      68,705     97,166     120,035     184,215       71,962     121,058
                           -------    --------   -------- ----------- -----------  ----------- -----------
 Income from
  operations............    10,665      14,042     18,672      25,667       7,685       13,613      14,563
 Interest expense--
  other.................       --          519      1,313       1,515       3,725        2,334       2,841
 Equity loss on
  investment in joint
  venture...............       --          --         271       1,649         236           63         120
 Minority interest in
  income of
  consolidated limited
  partnership...........       --          --         --          --          199          --          123
                           -------    --------   -------- ----------- -----------  ----------- -----------
 Income (loss) before
  provision (benefit)
  for income taxes and
  extraordinary item....    10,665      13,523     17,088      22,503       3,525       11,216      11,479
 Provision (benefit)
  for income taxes......       894       3,064      2,046       3,012      (5,244)         538       4,592
                           -------    --------   -------- ----------- -----------  ----------- -----------
 Income before
  extraordinary item....     9,771      10,459     15,042      19,491       8,769       10,678       6,887
 Extraordinary item,
  net of income taxes...       --          --         --          --          --           --          518
                           -------    --------   -------- ----------- -----------  ----------- -----------
 Net income.............   $ 9,771    $ 10,459   $ 15,042 $    19,491 $     8,769  $    10,678 $     6,369
                           =======    ========   ======== =========== ===========  =========== ===========
 Pro forma net income
  (loss)(b).............   $ 6,504    $  8,249   $ 10,424 $    13,502 $     2,115  $     6,732 $       --
                           =======    ========   ======== =========== ===========  =========== ===========
 Pro forma net income
  per share of Common
  Stock and Common
  Stock Equivalents:
   Pro forma net income
    before extraordinary
    item................       --          --         --  $      0.92 $      0.12  $      0.46 $      0.30
   Extraordinary item,
    net of income taxes.       --          --         --          --          --           --        (0.02)
                           -------    --------   -------- ----------- -----------  ----------- -----------
   Pro forma net income.       --          --         --  $      0.92 $      0.12  $      0.46 $      0.28
                           =======    ========   ======== =========== ===========  =========== ===========
 Pro forma weighted
  average number of
  shares of Common
  Stock and Common
  Stock Equivalents
  outstanding...........                   --         --   14,638,970  17,131,497   14,638,970  22,571,182
OTHER DATA:
 EBITDA(c)..............   $18,786    $ 22,622   $ 28,891 $    38,164 $    40,011  $    22,762 $    30,744
 Number of resorts at
  period end............         4           5          9          13          21           19          23
 Number of Vacation
  Intervals sold........     4,365       5,917      8,834       9,726      11,707        5,147       8,437
 Number of Vacation
  Intervals in
  inventory.............     5,157       2,830      6,915      23,439      30,399       31,157      29,225
 Average price of
  Vacation Intervals
  sold(d)...............   $12,080    $ 11,639   $ 11,213 $    12,189 $    13,414       13,255      13,396
BALANCE SHEET DATA (AT
 END OF PERIOD):
 Cash and cash
  equivalents,
  including escrow......   $ 4,316    $ 16,451   $ 16,254 $    19,555 $    16,099  $    15,493 $    46,286
 Mortgages receivable,
  net...................    63,763      78,079    100,535     145,967     213,470      170,246     259,044
 Total assets...........    98,531     136,607    199,980     282,834     425,196      347,863     521,249
 Total debt.............    63,529      87,839    121,392     176,709     235,690      229,312     292,280
 Stockholders' equity ..    28,860      34,232     59,470      71,962     120,138       79,110     178,415

- --------
NOTES:

(a) Merger costs include expenses related to fees paid to financial advisors, legal fees, and other transaction expenses in connection with the AVCOM and PRG Mergers.

(b) Reflects the effect on the historical statement of operations data, assuming the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.

(c) EBITDA represents net income before interest expense-treasury, interest expense-other, income taxes, non-recurring costs and depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be construed as a substitute for income from operations, net income or cash flows from operating activities in analyzing the Company's operating performance, financial position and cash flows. The EBITDA measure presented herein may not be comparable to EBITDA as presented by other companies. The following table reconciles EBITDA to net income:

                                                                                   SIX MONTHS
                                     YEAR ENDED DECEMBER 31,                     ENDED JUNE 30,
                         -----------------------------------------------     -----------------------
                            1992        1993      1994    1995    1996          1996        1997
                         ----------- ----------- ------- ------- -------     ----------- -----------
                         (UNAUDITED) (UNAUDITED)                             (UNAUDITED) (UNAUDITED)
  Net income............   $ 9,771     $10,459   $15,042 $19,491 $ 8,769       $10,678     $ 6,369
  Interest expense--
   treasury.............     7,500       7,435     8,224  10,077  13,482         6,364       7,938
  Interest expense--
   other................       --          519     1,313   1,515   3,725         2,334       2,841
  Capitalized interest
   expense included in
   Vacation Interval
   cost of sales........       209         529     1,276   1,915   1,718         1,141         677
  Income taxes..........       894       3,064     2,046   3,012  (5,244)          538       4,592
  Non-recurring costs...       --          --        --      --   13,600 (e)       --        5,896(e)
  Depreciation and
   amortization.........       412         616       990   2,154   3,961 (e)     1,707       2,431
                           -------     -------   ------- ------- -------       -------     -------
  EBITDA................   $18,786     $22,622   $28,891 $38,164 $40,011       $22,762     $30,744
                           =======     =======   ======= ======= =======       =======     =======

(d) Dollars presented in actual amounts, not in thousands.

(e) Non-recurring costs for the year ended December 31, 1996 include costs incurred at AVCOM for (i) an increase in the provision for doubtful accounts of $2.0 million, (ii) a $5.3 million in severance cost, lease cancellation, litigation reserves and other integration costs, (iii) a $2.6 million write-down of certain property to estimated fair market value, (iv) a $3.0 million reserve for losses associated with certain property management and related contracts, and (v) a $0.7 million charge relating to amortization of start-up costs over a period of one year. Non-recurring costs for the six months ended June 30, 1997, are merger costs relating to the AVCOM and PRG mergers.

  (b) Financial Statements of LSI Group Holdings Plc.

                        SELECTED FINANCIAL DATA OF LSI
                         (DOLLAR AMOUNTS IN THOUSANDS)

  The income statement data for the years ended December 31, 1994, 1995 and 1996 and the balance sheet data as of December 31, 1995 and 1996 are derived from the consolidated financial statements of LSI and the notes thereto which have been audited by KPMG, independent chartered accountants and registered auditors, and are included herein as pages F-24 through F-45. The balance sheet data as of December 31, 1994 has been derived from LSI's consolidated financial statements not included herein. The operating data and the balance sheet data as of and for the six months ended June 30, 1996 and 1997 have been derived from unaudited financial statements that in the opinion of LSI's management reflects all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information for such periods and of such dates. The consolidated financial statements of LSI have been prepared in conformity with United Kingdom generally accepted accounting principles ("U.K. GAAP"), which differs in certain significant respects to United States generally accepted accounting principles ("U.S. GAAP") (see Note 28 to the consolidated financial statements of LSI). The selected consolidated financial data presented below have been adjusted for differences between U.K. GAAP and U.S. GAAP and should be read in conjunction with LSI's consolidated financial statements appearing herein.

                                                           SIX MONTHS ENDED
                                YEAR ENDED DECEMBER 31,        JUNE 30,
                                ----------------------- -----------------------
                                 1994    1995    1996      1996        1997
                                ------- ------- ------- ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
INCOME STATEMENT DATA:
 Revenues:
   Vacation Interval and
    vacation point sales....... $17,298 $20,874 $25,258   $10,256     $17,327
   Interest income.............     218     333     480       209         262
   Other income................     514   1,409   2,209     1,065       1,841
                                ------- ------- -------   -------     -------
     Total revenues............  18,030  22,616  27,947    11,530      19,430
                                ------- ------- -------   -------     -------
 Costs and operating expenses:
   Vacation Intervals and
    vacation points cost of
    sales......................   4,090   5,733   5,550     2,548       4,475
   Advertising, sales and
    marketing..................   7,017   7,648  11,011     3,989       7,736
 Loan portfolio:
   Interest expense--treasury..     --      --      --        --          --
   Other expenses..............       6      16      28         9          20
   Provision for doubtful
    accounts...................      89     166     302        68          87
 General and administrative....   4,166   5,664   7,163     2,969       4,275
 Depreciation and
  amortization.................     206     360     388       198         234
                                ------- ------- -------   -------     -------
 Total costs and operating
  expenses.....................  15,574  19,587  24,442     9,781      16,827
                                ------- ------- -------   -------     -------
 Income from operations........   2,456   3,029   3,505     1,749       2,603
 Interest expense--other.......     204     213      38        18          15
 Equity loss on investment in
  joint venture................     --      --       63       --          --
                                ------- ------- -------   -------     -------
 Income before provision for
  taxes........................   2,252   2,816   3,404     1,731       2,588
 Provision for income taxes....     722   1,008   1,139       571         854
                                ------- ------- -------   -------     -------
 Net income.................... $ 1,530 $ 1,808 $ 2,265   $ 1,160     $ 1,734
                                ======= ======= =======   =======     =======
OTHER DATA:
 EBITDA(a)..................... $ 2,662 $ 3,389 $ 4,611   $ 1,947     $ 2,837
 Number of resorts at period
  end..........................       7       7      10         9          11
 Number of Vacation Intervals
  sold.........................   1,861     298     239       183          34
 Number of vacation points
  sold.........................  65,325 102,270 132,878    53,515      80,590
 Number of vacation points in
  inventory.................... 233,802 205,943 291,674   342,044     244,633
 Average price of vacation
  points sold(b)............... $   198 $   181 $   186   $   183     $   216
BALANCE SHEET DATA (AT END OF
 PERIOD):
 Cash and cash equivalents..... $ 1,021 $ 3,224 $ 6,370   $ 4,612     $ 7,619
 Mortgages receivable, net.....     992   1,438   2,048     1,513       1,764
 Total assets..................   6,634  12,937  20,688    14,918      22,971
 Total debt....................     835     323     644       154         516
 Stockholders' equity..........   1,084   3,484   6,268     5,091       8,711

- --------
NOTES:

(a) EBITDA represents net income before interest expense, income taxes, non-recurring costs and depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be construed as a substitute for income from operations, net income or cash flows from operating activities in analyzing LSI's operating performance, financial position and cash flows. The EBITDA measure presented herein may not be comparable to EBITDA as presented by other companies. The following table reconciles EBITDA to net income:

                                     YEAR ENDED               SIX MONTHS
                                    DECEMBER 31,            ENDED JUNE 30,
                                --------------------    -----------------------
                                 1994   1995   1996        1996        1997
                                ------ ------ ------    ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
  Net income................... $1,530 $1,808 $2,265      $1,160      $1,734
  Interest expense--treasury...    --     --     --          --          --
  Interest expense--other......    204    213     38          18          15
  Income taxes.................    722  1,008  1,139         571         854
  Non-recurring costs..........    --     --     781(c)      --          --
  Depreciation and
   amortization................    206    360    388         198         234
                                ------ ------ ------      ------      ------
  EBITDA....................... $2,662 $3,389 $4,611      $1,947      $2,837
                                ====== ====== ======      ======      ======

(b) Dollars presented in actual amounts, not in thousands.

(c) Non-recurring costs represent a one-time bonus to LSI's founders.

  (c) Pro forma financial information.

                PRO FORMA FINANCIAL INFORMATION OF THE COMPANY
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth summary pro forma financial information of the Company. The pro forma information for the year ended December 31, 1996, and for the six month period ended June 30, 1996, gives effect to the Consolidation Transactions, the Initial Public Offering, the issuance of 5 3/4% convertible subordinated notes and shares of Common Stock in February 1997 ("the Concurrent Offerings"), the acquisition of LSI in August 1997 (the "LSI Acquisition"), and the issuance of 9 3/4% senior subordinated notes (the "Senior Subordinated Notes") in August 1997 (the "Note Offering"). The pro forma information for the six month period ended June 30, 1997, gives effect to the Concurrent Offerings, the LSI Acquisition and the Note Offering, in each case, as if each had occurred as of the beginning of the period presented. The pro forma information for the years ended December 31, 1994 and 1995 gives effect to the LSI Acquisition as if it had occurred as of the beginning of the period presented. The Company's actual statement of operations data reflects the combined operations of the Company, AVCOM and PRG using pooling-of-interests accounting for all periods presented.

                                          PRO FORMA (UNAUDITED)
                           -----------------------------------------------------
                                     YEAR ENDED              SIX MONTHS ENDED
                                    DECEMBER 31,                 JUNE 30,
                           ------------------------------  ---------------------
                             1994      1995       1996        1996       1997
                           -------- ---------- ----------  ---------- ----------
INCOME STATEMENT DATA:
REVENUES:
Vacation Interval and
 vacation point sales....  $116,356 $  139,426 $  182,300  $   78,482 $  130,346
Interest income..........    15,965     20,339     25,415      12,108     18,041
Other income.............     1,547      8,553     12,342       6,675      6,664
                           -------- ---------- ----------  ---------- ----------
 Total revenues..........   133,868    168,318    220,057      97,265    155,051
                           -------- ---------- ----------  ---------- ----------
COSTS AND OPERATING
 EXPENSES:
Vacation Intervals and
 vacation points cost of
 sales...................    33,082     39,810     48,168      21,203     34,738
Advertising, sales and
 marketing...............    54,098     62,258     89,040      36,385     59,039
Loan portfolio:
 Interest expense--
  treasury...............     8,224     10,077        693       4,793      1,739
 Other expenses..........     1,466      2,034      4,457       1,738      3,312
 Provision for doubtful
  accounts...............     2,045      3,666      6,311       2,337      3,735
General and
 administrative..........    12,629     19,263     28,353      11,742     20,562
Resort property valuation
 allowance...............       --         --         --          --         --
Depreciation and
 amortization............     1,196      2,514      4,349       1,905      2,665
Non-recurring costs......       --         --      14,381         --         --
Merger costs.............       --         --         --          --       5,896
                           -------- ---------- ----------  ---------- ----------
 Total costs and
  operating expenses.....   112,740    139,622    195,752      80,103    131,686
                           -------- ---------- ----------  ---------- ----------
Income from operations...    21,128     28,696     24,305      17,162     23,365
Interest expense--other..     1,517      1,728     28,908      14,453     14,450
Equity loss on investment
 in joint venture........       271      1,649        689         355        120
Minority interest in
 income of consolidated
 limited partnership.....       --         --         199         --         123
                           -------- ---------- ----------  ---------- ----------
Income (loss) before
 provision (benefit) for
 income taxes and
 extraordinary item......    19,340     25,319     (5,491)      2,354      8,672
Provision (benefit) for
 income taxes............     7,386     10,009     (2,419)        820      3,288
                           -------- ---------- ----------  ---------- ----------
Income (loss) before
 extraordinary item......    11,954     15,310     (3,072)      1,534      5,384
Extraordinary item, net
 of income taxes.........       --         --         --          --         518
                           -------- ---------- ----------  ---------- ----------
Net income (loss)........  $ 11,954 $   15,310 $   (3,072) $    1,534 $    4,866
                           ======== ========== ==========  ========== ==========
Pro forma unaudited net
 income (loss) per common
 and common equivalent
 shares outstanding .....           $      .96 $    (0.13) $     0.06 $     0.20
                                    ========== ==========  ========== ==========
Pro forma unaudited
 weighted average common
 and common equivalent
 shares outstanding .....           15,969,904 24,432,562  23,607,404 24,151,005

                PRO FORMA FINANCIAL INFORMATION OF THE COMPANY

  The pro forma statements of operations data set forth below for the year ended December 31, 1996, and for the six months ended June 30, 1996 gives effect, individually and in the aggregate, to the Consolidation Transactions, the Initial Public Offering, the Concurrent Offerings, the LSI Acquisition and the Note Offering and the application of the net proceeds therefrom, in each case, as if each had occurred at the beginning of the period. The pro forma information for the six month period ended June 30, 1997, gives effect to the Concurrent Offerings, the LSI Acquisition and the Note Offering and the application of the net proceeds therefrom in each case, as if each had occurred at the beginning of the period. The pro forma statements of operations data set forth below for the years ended December 31, 1994 and 1995 gives effect to the LSI Acquisition. The Company's actual statement of operations data reflects the combined operations of the Company, AVCOM and PRG using pooling-of-interests accounting for all periods presented.

          PRO FORMA FINANCIAL INFORMATION OF THE COMPANY (UNAUDITED)
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          YEAR ENDED DECEMBER 31, 1996
                          -------------------------------------------------------------------
                                              PRO FORMA ADJUSTMENTS
                                      --------------------------------------------
                                       CONSOLIDATION
                                       TRANSACTIONS/
                                          INITIAL
                                      PUBLIC OFFERING/
                           COMPANY       CONCURRENT                     THE NOTE    COMPANY
                            ACTUAL      OFFERINGS(b)      LSI(c)       OFFERING(d) PRO FORMA
                          ----------  ----------------   ---------     ----------- ----------
REVENUES:
Vacation Interval and
 vacation point
 sales(a)...............  $  157,042    $        --      $  25,258      $    --    $  182,300
Interest income.........      24,935             --            480           --        25,415
Other income............       9,923             210 (e)     2,209           --        12,342
                          ----------    ------------     ---------      --------   ----------
 Total revenues.........     191,900             210        27,947           --       220,057
                          ----------    ------------     ---------      --------   ----------
COSTS AND OPERATING
 EXPENSES:
Vacation Intervals and
 vacation points cost of
 sales..................      42,668             (50)(f)     5,550           --        48,168
Advertising, sales and
 marketing..............      78,029             --         11,011           --        89,040
Loan portfolio:
 Interest expense--
  treasury..............      13,482         (12,789)(f)       --            --           693
 Other expenses.........       4,495             (66)(f)        28           --         4,457
 Provision for doubtful
  accounts(g)...........       6,009             --            302           --         6,311
General and
 administrative(g)......      21,971             --          6,382           --        28,353
Resort property
 valuation allowance(g).         --              --            --            --           --
Depreciation and
 amortization(g)........       3,961             --            388           --         4,349
Non-recurring costs.....      13,600             --            781           --        14,381
Merger costs............         --              --            --            --           --
                          ----------    ------------     ---------      --------   ----------
Total costs and
 operating expenses.....     184,215         (12,905)       24,442           --       195,752
                          ----------    ------------     ---------      --------   ----------
Income (loss) from
 operations.............       7,685          13,115         3,505           --        24,305
Interest expense--other.       3,725           4,645 (f)        38        20,500       28,908
Equity loss on
 investment in joint
 venture................         236             390 (h)        63           --           689
Minority interest in
 income of consolidated
 limited partnership....         199             --            --            --           199
                          ----------    ------------     ---------      --------   ----------
Income (loss) before
 provision (benefit) for
 income taxes...........       3,525           8,080         3,404       (20,500)      (5,491)
Provision (benefit) for
 income taxes...........      (5,244)          9,886 (i)     1,139        (8,200)      (2,419)
                          ----------    ------------     ---------      --------   ----------
Net income (loss).......  $    8,769    $     (1,806)    $   2,265      $(12,300)  $   (3,072)
                          ==========    ============     =========      ========   ==========
Pro forma earnings per
 common and common
 equivalent shares......  $     0.51                                               $    (0.13)
                          ==========                                               ==========
Pro forma weighted
 average number of
 common and common
 equivalent shares
 outstanding............  17,131,497    5,970,131(k)     1,330,934 (j)       --    24,432,562

- --------
NOTES:
(a) Point sales include amounts attributable to sales of vacation points by LSI pursuant to its points-based Grand Vacation Club system.

(b) Reflects the Consolidation Transactions and the issuance of 11,354,705 shares of Common Stock pursuant thereto, and the Initial Public Offering of 6,037,500 shares of Common Stock, each in August 1996 and the Concurrent Offerings of $138 million of 5.75% Convertible Subordinated Notes due 2007 and 1,600,000 shares of Common Stock sold by the Company in February 1997.

(c) The pro forma adjustments for the LSI Acquisition assume pooling-of-interests accounting and are derived from the historical statement of operations of LSI for the year ended December 31, 1996.

(d) Reflects the issuance of the Notes at an effective interest rate of 9.875% per annum, plus the amortization of debt issuance costs.

(e) Reflects increase in interest income due to the assumption of notes receivable in the Consolidation Transactions of $2.7 million. Such notes bear interest at a rate of 12% per annum.

(f) Reflects the following: (i) the elimination or reduction of interest expense due to the retirement of $140.4 million of debt; (ii) the reduction of Vacation Interval cost of sales due to the reduction of capitalized interest related to the retirement of debt; (iii) the elimination of financing fees on advances not required as a result of the debt retirement and (iv) the incurrence of interest expense of 5.75% on $138 million of Convertible Subordinated Notes. The weighted average interest rate on the debt retired was 11% per annum.

(g) The referenced line items have been adjusted to reflect the amounts set forth in the "non-recurring costs" line item. These non-recurring costs include costs incurred at AVCOM for (i) an increase in the provision for doubtful accounts by $2.0 million, (ii) a $5.3 million in severance cost, lease cancellation, litigation reserves and other integration costs, (iii) a $2.6 million write-down of certain property to estimated fair market value, (iv) a $3.0 million reserve for losses associated with certain property management and related contracts, and (v) a $0.7 million charge relating to amortization of start-up costs over a period of one year. Non-recurring costs also include a one-time bonus to LSI's founders in the amount of $0.8 million.

(h) Reflects the increase of goodwill amortization on the purchase of a joint venture interest.

(i) Reflects the effect on 1996 historical statement of operations data set forth in footnotes (e)-(h) above and assumes the combined Company had been treated as a C corporation rather than as limited partnerships and limited liability companies for federal income tax purposes.

(j) Represents 1,330,934 shares issued in connection with the LSI Acquisition.

(k) Reflects the weighted average effect of the Initial Public Offering of 6,037,500 shares of Common Stock issued on August 20, 1996 and the 1,600,000 shares of Common Stock issued in February 1997 in connection with the Concurrent Offerings.

              PRO FORMA STATEMENTS OF OPERATIONS DATA (UNAUDITED)
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           JUNE 30, 1996
                     ---------------------------------------------------------------
                                       PRO FORMA ADJUSTMENTS
                     ---------------------------------------------------------------
                                CONSOLIDATION
                                TRANSACTIONS/
                                INITIAL PUBLIC
                                  OFFERING/
                      COMPANY     CONCURRENT                   THE NOTE    COMPANY
                       ACTUAL    OFFERING(b)      LSI(c)      OFFERING(d) PRO FORMA
                     ---------- --------------   ---------    ----------- ----------
REVENUES:
 Vacation Interval
  and vacation
  point sales(a)...  $   68,226   $     --       $  10,256     $    --    $   78,482
 Interest income...      11,899         --             209          --        12,108
 Other income......       5,450         160 (f)      1,065          --         6,675
                     ----------   ---------      ---------     --------   ----------
 Total revenues....      85,575         160         11,530          --        97,265
                     ----------   ---------      ---------     --------   ----------
COSTS AND OPERATING
 EXPENSES:
 Vacation
  Intervals and
  vacation points
  cost of sales....      18,684         (29)(g)      2,548          --        21,203
 Advertising,
  sales and
  marketing........      32,396         --           3,989          --        36,385
 Loan portfolio:
   Interest
    expense--
    treasury.......       6,364      (1,571)(g)        --           --         4,793
   Other expenses..       1,769         (40)(g)          9          --         1,738
   Provision for
    doubtful
    accounts.......       2,269         --              68          --         2,337
 General and
  administrative...       8,773         --           2,969          --        11,742
 Depreciation and
  amortization.....       1,707         --             198          --         1,905
 Merger costs(h)...                     --             --           --           --
                     ----------   ---------      ---------     --------   ----------
 Total costs and
  operating
  expenses.........      71,962      (1,640)         9,781          --        80,103
                     ----------   ---------      ---------     --------   ----------
Income from
 operations........      13,613       1,800          1,749          --        17,162
 Interest
  expense--other...       2,334       1,851 (g)         18       10,250       14,453
 Equity loss on
  investment in
  joint venture....          63         292 (i)        --           --           355
 Minority interest
  in income of
  consolidated
  limited
  partnership......         --          --             --           --           --
                     ----------   ---------      ---------     --------   ----------
Income (loss)
 before provision
 (benefit) for
 income taxes......      11,216        (343)         1,731      (10,250)       2,354
 Provision
  (benefit) for
  income taxes.....         538       3,811 (j)        571       (4,100)         820
                     ----------   ---------      ---------     --------   ----------
Net income (loss)..      10,678      (4,154)         1,160       (6,150)       1,534
Extraordinary item,
 net of income
 taxes.............         --          --             --           --           --
                     ----------   ---------      ---------     --------   ----------
Pro forma unaudited
 net income (loss).  $   10,678   $  (4,154)     $   1,160     $ (6,150)  $    1,534
                     ==========   =========      =========     ========   ==========
Pro forma earnings
 per common and
 common equivalent
 shares............  $     0.73                                           $     0.06
                     ==========                                           ==========
Pro forma weighted
 average number of
 common and common
 equivalent shares
 outstanding ......  14,638,970   7,637,500 (k)  1,330,934(l)       --    23,607,404
                                          JUNE 30, 1997
                     ---------------------------------------------------------------
                                         PRO FORMA ADJUSTMENTS
                     ---------------------------------------------------------------
                      COMPANY       CONCURRENT                 THE NOTE    COMPANY
                       ACTUAL      OFFERINGS(e)   LSI(c)      OFFERING(d) PRO FORMA
                     ------------- ------------- ------------ ----------- ----------
REVENUES:
 Vacation Interval
  and vacation
  point sales(a)...  $  113,019      $   --      $  17,327     $    --    $  130,346
 Interest income...      17,779          --            262          --        18,041
 Other income......       4,823          --          1,841          --         6,664
                     ------------- ------------- ------------ ----------- ----------
 Total revenues....     135,621          --         19,430          --       155,051
                     ------------- ------------- ------------ ----------- ----------
COSTS AND OPERATING
 EXPENSES:
 Vacation
  Intervals and
  vacation points
  cost of sales....      30,263          --          4,475          --        34,738
 Advertising,
  sales and
  marketing........      51,303          --          7,736          --        59,039
 Loan portfolio:
   Interest
    expense--
    treasury.......       7,938       (6,199)          --           --         1,739
   Other expenses..       3,292          --             20          --         3,312
   Provision for
    doubtful
    accounts.......       3,648          --             87          --         3,735
 General and
  administrative...      16,287          --          4,275          --        20,562
 Depreciation and
  amortization.....       2,431          --            234          --         2,665
 Merger costs(h)...       5,896          --            --           --         5,896
                     ------------- ------------- ------------ ----------- ----------
 Total costs and
  operating
  expenses.........     121,058       (6,199)       16,827          --       131,686
                     ------------- ------------- ------------ ----------- ----------
Income from
 operations........      14,563        6,199         2,603          --        23,365
 Interest
  expense--other...       2,841        1,344            15       10,250       14,450
 Equity loss on
  investment in
  joint venture....         120          --            --           --           120
 Minority interest
  in income of
  consolidated
  limited
  partnership......         123          --            --           --           123
                     ------------- ------------- ------------ ----------- ----------
Income (loss)
 before provision
 (benefit) for
 income taxes......      11,479        4,855         2,588      (10,250)       8,672
 Provision
  (benefit) for
  income taxes.....       4,592        1,942           854       (4,100)       3,288
                     ------------- ------------- ------------ ----------- ----------
Net income (loss)..       6,887        2,913         1,734       (6,150)       5,384
Extraordinary item,
 net of income
 taxes.............         518          --            --           --           518
                     ------------- ------------- ------------ ----------- ----------
Pro forma unaudited
 net income (loss).  $    6,369(i)   $ 2,913     $   1,734     $ (6,150)  $    4,866
                     ============= ============= ============ =========== ==========
Pro forma earnings
 per common and
 common equivalent
 shares............  $     0.28                                           $     0.20
                     =============                                        ==========
Pro forma weighted
 average number of
 common and common
 equivalent shares
 outstanding ......  22,571,182      248,889(m)  1,330,934(l)       --    24,151,005

- --------
NOTES:
(a) Point sales include amounts attributable to sales of vacation points by LSI pursuant to its points-based vacation club system.

(b) Reflects the Consolidation Transactions and the issuance of 11,354,705 shares of Common Stock pursuant thereto, and the Initial Public Offering of 6,037,500 shares of Common Stock, each in August 1996, and the Concurrent Offerings of $138 million of 5.75% Convertible Subordinated Notes due 2007 and 1,600,000 shares of Common Stock sold by the Company in February 1997.

(c) The pro forma adjustments for the LSI Acquisition assume pooling-of-interest accounting and are derived from the historical statement of operations of LSI.

(d) Reflects the issuance of the Notes at an effective interest rate of 9.875% per annum, plus amortization of debt issuance costs.

(e) Reflects the Concurrent Offerings of $138 million of 5.75% Convertible Subordinated Notes due 2007 and 1,600,000 shares of Common Stock sold by the Company in February 1997.

(f) Reflects increase in interest income due to the assumption of notes receivable in the Consolidation Transactions of $2.7 million. Such notes bear interest at a rate of 12% per annum.

(g) Reflects the following: (i) the elimination or reduction of interest expense due to the retirement of $139.0 million and $99.0 million of debt with respect to the period ended June 30, 1996 and 1997, respectively;
    (ii) the reduction of Vacation Interval cost of sales due to the reduction of capitalized interest related to the retirement of construction debt;
    (iii) the elimination of financing fees on advances not required as a result of the debt retirement; and (iv) the incurrence of interest expense of 5.75% on $138 million of Convertible Subordinated Notes. The weighted average interest rate on a per annum basis on the debt retired was approximately 11%.

(h) Merger costs include expenses related to fees paid to financial advisors, legal fees and other transaction expenses in connection with the AVCOM and PRG Mergers.

(i) Reflects the increase in goodwill amortization on the purchase of a joint venture interest.

(j) Reflects the effects on historical statements of operations data set forth in footnotes (f)-(i) above and assumes the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.

(k) Reflects the Initial Public Offering of Shares of Common Stock of 6,037,500 and the issuance of 1,600,000 shares of Common Stock in connection with the Concurrent Offerings.

(l) Represents 1,330,934 shares issued in connection with the LSI Acquisition.

(m) Reflects weighted average effect of the 1,600,000 shares of Common Stock issued in February 1997 in connection with the Concurrent Offerings.

              PRO FORMA STATEMENTS OF OPERATIONS DATA (UNAUDITED)
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                          YEAR ENDED DECEMBER 31,
                                   1994                YEAR ENDED DECEMBER 31, 1995
                         ---------------------------- ----------------------------------
                         COMPANY             COMPANY   COMPANY                 COMPANY
                         ACTUAL     LSI(a)  PRO FORMA   ACTUAL       LSI(a)   PRO FORMA
                         -------    ------- --------- ----------    --------- ----------
INCOME STATEMENT DATA:
REVENUES:
 Vacation Interval and
  vacation point
  sales(b).............. $99,058    $17,298 $116,356  $  118,552    $  20,874 $  139,426
 Interest income........  15,747        218   15,965      20,006          333     20,339
 Other income...........   1,033        514    1,547       7,144        1,409      8,553
                         -------    ------- --------  ----------    --------- ----------
 Total revenues......... 115,838     18,030  133,868     145,702       22,616    168,318
                         -------    ------- --------  ----------    --------- ----------
COSTS AND OPERATING
 EXPENSES:
 Vacation Intervals and
  vacation points cost
  of
  sales.................  28,992      4,090   33,082      34,077        5,733     39,810
 Advertising, sales and
  marketing.............  47,081      7,017   54,098      54,610        7,648     62,258
 Loan portfolio:
   Interest expense--
    treasury............   8,224        --     8,224      10,077          --      10,077
   Other expenses.......   1,460          6    1,466       2,018           16      2,034
   Provision for
    doubtful accounts...   1,956         89    2,045       3,500          166      3,666
 General and
  administrative........   8,463      4,166   12,629      13,599        5,664     19,263
 Resort property
  valuation allowance ..     --         --       --          --           --         --
 Depreciation and
  amortization..........     990        206    1,196       2,154          360      2,514
 Merger costs...........     --         --       --          --           --         --
                         -------    ------- --------  ----------    --------- ----------
 Total costs and
  operating expenses....  97,166     15,574  112,740     120,035       19,587    139,622
                         -------    ------- --------  ----------    --------- ----------
Income from operations..  18,672      2,456   21,128      25,667        3,029     28,696
 Interest expense--
  other.................   1,313        204    1,517       1,515          213      1,728
 Equity loss on
  investment in joint
  venture...............     271        --       271       1,649          --       1,649
 Minority interest in
  income of
  consolidated limited
  partnership...........     --         --       --          --           --         --
                         -------    ------- --------  ----------    --------- ----------
Income before provision
 for income taxes.......  17,088      2,252   19,340      22,503        2,816     25,319
 Provision for income
  taxes.................   6,664(c)     722    7,386       9,001(c)     1,008     10,009
                         -------    ------- --------  ----------    --------- ----------
Net income.............. $10,424    $ 1,530 $ 11,954  $   13,502    $   1,808 $   15,310
                         =======    ======= ========  ==========    ========= ==========
 Pro forma earnings per
  common and common
  equivalent shares.....                              $     0.92              $     0.96
                                                      ==========              ==========
 Pro forma weighted
  average number of
  common and common
  equivalent shares
  outstanding...........                              14,638,970    1,330,934 15,969,904

- -------
(a) The pro forma adjustments for the LSI Acquisition assume pooling-of-interests accounting and reflect the historical statements of operations data of LSI for the years ended December 31, 1994 and 1995.

(b) Point sales include amounts attributable to sales of vacation points by LSI pursuant to its points-based Grand Vacation Club system.

(c) Reflects the effects on historical statements of operations data and assumes the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.

  The pro forma balance sheet data set forth below at June 30, 1997 gives effect to the LSI Acquisition and the Note Offering and the application of the net proceeds therefrom, as if each had occurred on June 30, 1997. The pro forma adjustments are based upon currently available information and certain assumptions that management of the Company believes are reasonable under current circumstances.

                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997
                                (IN THOUSANDS)

                                                    JUNE 30, 1997
                                        ---------------------------------------
                                                PRO FORMA ADJUSTMENTS
                                                ---------------------
                                        COMPANY            THE NOTE    COMPANY
                                         ACTUAL  LSI(a)   OFFERING(b) PRO FORMA
                                        -------- -------  ----------- ---------
ASSETS:
Cash and cash equivalents.............. $ 44,361 $ 7,619   $111,593   $163,573
Cash in escrow.........................    1,925     --         --       1,925
Mortgages receivable, net..............  259,044   1,764        --     260,808
Due from related parties...............   13,308      53        --      13,361
Other receivables, net.................   15,834   3,230        --      19,064
Prepaid expenses and other assets......   23,952     105        --      24,057
Investment in joint venture............    7,277     --      10,000     17,277
Real estate and development costs......  134,215   4,232     17,000    155,447
Property and equipment, net............   13,830   5,928        --      19,758
Intangible assets, net.................    7,503      40      7,500     15,043
                                        -------- -------   --------   --------
    Total assets....................... $521,249 $22,971   $146,093   $690,313
                                        ======== =======   ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable....................... $ 13,942 $   709   $    --    $ 14,651
Accrued liabilities....................   31,067  11,910        --      42,977
Due to related parties.................    1,127     --         --       1,127
Income taxes payable...................      439   2,300        --       2,739
Deferred taxes.........................    3,863    (271)       --       3,592
Notes payable to financial
 institutions..........................  154,280     516    (52,375)   102,421
Senior subordinated notes..............      --      --     198,468    198,468
Convertible subordinated notes.........  138,000     --         --     138,000
                                        -------- -------   --------   --------
    Total liabilities..................  342,718  15,164    146,093    503,975
Minority interest in consolidated
 limited partnership...................      116     --         --         116
Equity.................................  178,415   7,807        --     186,222
                                        -------- -------   --------   --------
    Total liabilities and equity....... $521,249 $22,971   $146,093   $690,313
                                        ======== =======   ========   ========

- --------
(a) The pro forma adjustments for the LSI Acquisition assume pooling-of-interests accounting and are derived from the historical financial statements of LSI.

(b) Reflects the issuance of the Notes and the application of the proceeds therefrom.

  (d) Management Discussion and Analysis of Financial Condition and Results of Operations.

RESULTS OF OPERATIONS

  The following discussion of the results of operations includes the combined accounts of Signature Resorts, Inc., AVCOM, PRG and subsidiaries that were acquired or formed prior to August 20, 1996, and which became wholly-owned subsidiaries in connection with the Consolidation Transactions, the AVCOM Merger and the PRG Merger.

  Comparison of the year ended December 31, 1996 to year ended December 31, 1995. For the year ended December 31, 1996, the Company achieved total revenues of $191.9 million compared to $145.7 million for the year ended December 31, 1995, an increase of $46.2 million or 32%. Such increase was due to the growth of Vacation Intervals sold from 9,726 in 1995 to 11,707 in 1996, a 20% increase coupled with a 10% increase in the average sales price from $12,189 in 1995 to $13,414 in 1996. The growth in Vacation Intervals sold was due to the commencement of sales at San Luis Bay, Embassy Vacation Resort Lake Tahoe, Sedona Summit and Scottsdale Villa Mirage combined with a full year of Vacation Interval sales at Royal Palm and Flamingo Beach Club.

  Interest income increased $4.9 million, or 25%, due to an increase in mortgages receivable from $146.0 million in 1995 to $213.5 million in 1996. Other income, which includes rental income, management fees, other interest income and portfolio income from the $10.2 million portfolio acquired with the two St. Maarten resorts in 1995, increased $2.8 million from $7.1 million in 1995 to $9.9 million in 1996. The increase in other income was the result of $1.7 million of income from the settlement of certain receivables from the former owners of the St. Maarten resorts, and a $1.3 million increase in portfolio income from the St. Maarten portfolio.

  Total costs and operating expenses for the years ended 1995 and 1996 increased by $64.2 million from $120.0 million to $184.2 million, respectively. The increase in total costs and operating expenses was the result of significant charges incurred by AVCOM during the fourth quarter of 1996, costs and operating expenses, as a percentage of total revenues, increased from 82% in 1995 to 96% in 1996. The significant AVCOM charges include (i) an increase in the provision for doubtful accounts by $2.0 million, (ii) $5.3 million in severance cost, lease cancellation, litigation reserves and other integration costs, (iii) a $2.6 million write-down of certain property to estimated fair market value, (iv) $3.0 million reserve for losses associated with certain property management and related contracts, and (v) a $0.7 million charge relating to amortization of start-up costs over a period of one year. Excluding the significant AVCOM charges of $13.6 million, costs and operating expenses as a percentage of total revenues would have decreased to 89% of total revenues. As a percentage of Vacation Interval revenues, Vacation Interval costs of sales decreased to 27% in 1996 compared to 29% in 1995 as the Company was able to purchase and construct Vacation Intervals at a discount to historical development costs, reducing the unit cost on average for each Vacation Interval sold.

  Interest expense--treasury increased $3.4 million from $10.1 million in 1995 to $13.5 million in 1996, or 34% as the result of notes payable to financial institutions and notes payable to related parties increasing from $176.7 million to $235.7 million or 33% and the prime rate increasing during the year. Other expenses increased 123% from $2.0 million in 1995 to $4.5 million in 1996. As a percentage of total revenues, other expenses increased from 1% in 1995 to 2% in 1996. The provision for doubtful accounts increased 129% from $3.5 million in 1995 to $8.0 million as the result of a $2 million increase in the AVCOM provision for doubtful accounts during the fourth quarter of 1996.

  General and administrative expenses increased $16.7 million from $13.6 million during 1995 to $30.3 million during 1996. As a percentage of total revenues, general and administrative expenses were lower during 1995 at 9% as compared to 16% during 1996. The increase in general and administrative expenses was the result of (i) a $5.3 million expense relating to severance arrangements, lease cancellations and other expenses related to the AVCOM Merger, (ii) the addition of a number of senior officers and key executives in connection with building the Company's management and organizational infrastructure necessary to efficiently manage the Company's future growth, (iii) the Company's expenses and reporting obligations as a public company,
(iv) increased overhead due to the acquisition and development of additional resorts, and (v) added salary, travel, and office expenses attributable to the current and planned growth of the Company.

  Depreciation and amortization increased $2.4 million, or 115%, from $2.2 million in 1995 to $4.6 million, reflecting increased depreciation and amortization resulting from (i) a $0.7 million AVCOM charge relating to amortization of start-up costs over a period of one year from AVCOM's previous policy of three years and (ii) an increase in capital expenditures and intangible assets.

  Equity loss on investment in joint venture decreased to $0.2 million in 1996 from $1.6 million in 1995 due to increased Vacation Interval sales and higher hotel occupancy at Embassy Vacation Poipu Point during 1996. In 1996, 1,146 Vacation Intervals were sold at the Embassy Vacation Poipu Point, while 281 Vacation Intervals were sold at the Embassy Vacation Poipu Point in 1995.

  Primarily as the result of the significant charges incurred by AVCOM during the fourth quarter of 1996, as discussed above, income before provision for income taxes decreased to $3.5 million during 1996 from $22.5 million in 1995. However, income before provision for taxes of the Company (excluding AVCOM) increased 16% to $23.9 million in 1996 from $20.6 in 1995. AVCOM's (loss) income before provision for taxes decreased to $(20.4) million in 1996 from $1.9 million in 1995, primarily as a result of $13.6 million of non-recurring charges related to accrued expenses and the write-down and write-off of certain assets of AVCOM.

  Provision (benefit) for income taxes changed from an expense of $3.0 million in 1995 to a tax benefit of $5.2 million in 1996. The 1996 tax benefit results from the recognition of AVCOM's operating loss carryforwards.

  As a result of the factors discussed above, net income decreased 55% from $19.5 million for 1995 to $8.8 million for 1996.

  Comparison of the year ended December 31, 1995 to year ended December 31, 1994. For the year ended December 31, 1995 the Company achieved total revenues of $145.7 million compared to $115.8 million for the year ended December 31, 1994, an increase of $29.9 million or 26%. Total revenues grew due to a 20% increase in Vacation Interval sales from $99.1 million to $118.6 million, a 27% increase in interest income from $15.7 million to $20.0 million, and a $6.1 million increase in other income. The commencement of sales of Vacation Intervals at Royal Palm, Flamingo Beach Club, Greensprings Plantation and Embassy Vacation Resort Grand Beach drove Vacation Interval sales volume at the resorts from 8,834 sold in 1994 to 9,726 sold in 1995, an increase of 10%. These higher volumes, combined with price growth, drove the 20% increase in Vacation Interval sales revenue. Interest income increased due to a 44% increase in mortgages receivable, which grew from $101.1 million at the end of 1994 to $146.0 million at the end of 1995. Other income, which included rental income management fees, other interest income and portfolio income from the $10.2 million portfolio acquired with the two St. Maarten resorts in 1995 and other operating income, increased $6.1 million from $1.0 million in 1994 to $7.1 million in 1995. This increase was the result of the acquisition of a mortgages receivable portfolio of approximately $10.2 million acquired with the two St. Maarten resorts on which the Company earned $2.2 million. In addition, the Company accrued $2.0 million of business interruption insurance claims to compensate for lost revenues and profits related to damages sustained from Hurricane Luis at the two St. Maarten resorts.

  While total costs and operating expenses increased from $97.2 million for the year ended December 31, 1994 to $120.0 million for the year ended December 31, 1995, an increase of 24%, as a percentage of total revenues, total costs and operating expenses decreased from 84% in 1994 to 82% in 1995. Relative decreases in Vacation Interval cost of sales and advertising, sales and marketing expenses, as a percentage of total revenues were offset by relative increases in general and administrative expenses and equity loss on investment in joint venture.

  Loan portfolio expenses consisting of interest expense--treasury, other expenses and provision for doubtful accounts increased from $11.6 million in total in 1994 to $15.6 million in total in 1995, an increase of 34%. This increase reflects the 44% increase in mortgages receivable due to Vacation Interval sales growth and acquisitions of resorts made by the Company in 1995.

  General and administrative expenses increased 61% from $8.5 million in 1994 to $13.6 million in 1995. The increase in general and administrative expenses was the result of increased salary expenses and overhead due to the acquisition of additional resorts and growth in the size of the Company. Relative to total revenues, general and administrative expenses increased to 9% of revenues in 1995 from 7% of revenues in 1994.

  Depreciation and amortization increased from $1.0 million in 1994 to $2.2 million in 1995, reflecting increased depreciation resulting from an increase in capital expenditures.

  The Company made its investment in the Embassy Vacation Resort Poipu Point during the last quarter of 1994. The Embassy Vacation Resort Poipu Point has experienced losses associated with the start-up operations of the related resort, which is being converted to a vacation ownership resort. Equity loss on investment in joint venture increased from $0.3 million in 1994 to $1.6 million in 1995 reflecting a full year's operations at the resort in 1995.

  Income before provision for income taxes increased 32% to $22.5 million, or 15% of total revenues, in 1995 from $17.1 million, or 15% of total revenues, in 1994.

  Provision for income taxes increased to $3.0 million for the year ended December 31, 1995 from $2.0 million for the year ended December 31, 1994 due to the acquisition of Royal Palm Beach Club and Flamingo Beach Club resorts in St. Maarten, Netherlands Antilles as well as increases in AVCOM earnings from 1994 to 1995. In July and August, the Company acquired the Royal Palm and Flamingo resorts, respectively, incurring foreign taxes related to income earned for the remainder of fiscal year 1995.

  Net income increased $4.5 million to $19.5 million for the twelve months ended December 31, 1995 from $15.0 million for the twelve months ended December 31, 1994.

MERGER WITH AVCOM AND RELATED EXPENSES

  In February 1997, the Company consummated the AVCOM Merger, acquiring AVCOM for 883,036 shares of the Company's Common Stock, representing on a pro forma basis approximately 4.4% of the shares of the Company's Common Stock outstanding following such acquisition. Based upon the closing price of the Common Stock on February 7, 1997, the 883,036 shares issued in the AVCOM Merger were valued at an aggregate of approximately $32.2 million. The Company also assumed approximately $68.3 million in debt in the AVCOM Merger. The Company has accounted for this merger under the pooling-of-interest method of accounting for business combinations.

  Transaction costs relating to the negotiation of, preparation for, and consummation of the AVCOM Merger and the combination of certain operations of the Company and AVCOM resulted in a one-time charge to the Company's earnings of $1.7 million in the first quarter of 1997. This charge includes the fees and expenses payable to financial advisors, legal fees and other transaction expenses related to the AVCOM Merger. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the AVCOM Merger and the integration of the Company's and AVCOM's operations.

MERGER WITH PRG AND RELATED EXPENSES

  On May 15, 1997 the Company consummated its merger (the "PRG Merger") with Plantation Resorts Group, Inc., a developer, marketer and operator of two vacation ownership resorts in Williamsburg, Virginia. The merger was consummated through the issuance of 2,401,229 shares of the Company's Common Stock, representing on a pro forma basis approximately 10.7% of the shares of the Company's Common Stock outstanding following such acquisition. Based upon the closing price of the Common Stock on May 15, 1997, the shares issued in the merger were valued at an aggregate of $59.1 million. The Company also assumed approximately $58.4 million of debt in the PRG Merger. The Company has accounted for this merger under the pooling-of-interest method of accounting for business combinations.

  As a result of the PRG Merger, the Company recorded a one-time charge of $4.2 million during the second quarter 1997 for charges related to the PRG Merger including financial advisors, legal, and other transaction related expenses. However, there can be no assurance the Company will not incur additional charges in subsequent quarters to reflect costs associated with the PRG Merger and the integration of the Company's and PRG's operations.

ACQUISITION OF LSI AND RELATED EXPENSES

  In June 1997, the Company entered into a definitive agreement to acquire 100% of the capital stock of LSI, a United Kingdom-based developer, owner and operator of a points-based vacation club system with vacation ownership resorts in England, Spain, and Austria (the "LSI Acquisition"). LSI's Grand Vacation Club system allows members to exchange points for various vacation alternatives at LSI's resorts through the year 2054. LSI's 11 resorts are located in England's Lake District and Midlands (three resorts), Southern England, the sun coast of Spain (three resorts), the Spanish island of Menorca (two resorts), Lanzarote in the Canary Islands and the Austrian Alps.

  On August 28, 1997, the Company consummated the LSI Acquisition, acquiring 100% of LSI's capital stock in exchange for 1,330,934 newly issued shares of the Company's Common Stock, representing on a pro forma basis approximately 5.6% of the shares of the Company's Common Stock outstanding as of June 30, 1997. Based upon the closing price of the Common Stock on August 29, 1997, the 1,330,934 shares issued in the LSI Acquisition were valued at an aggregate of approximately $48.2 million. In addition to the Common Stock issued in the LSI Acquisition, the Company also assumed $0.5 million in debt and paid cash consideration of approximately $1,036,000 to a former LSI shareholder. The Company will account for the LSI Acquisition under the pooling-of-interest method of accounting for business combinations.

  Transaction costs relating to the negotiation of and preparation for the LSI Acquisition and the anticipated combination of certain operations are expected to result in a one-time charge to the Company's earnings of approximately $3.3 million in the third quarter of 1997. These charges will include the fees and expenses payable to financial advisors, legal fees and other transaction expenses related to the LSI Acquisition. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the LSI Acquisition and the integration of the Company's and LSI's operations.

LIQUIDITY AND CAPITAL RESOURCES

  In August 1997, the Company consummated the Note Offering of $200.0 million of the Senior Subordinated Notes at a price of 99.234% of the principal amount for an effective yield of 9.875% per annum. After deducting underwriters discounts and expenses, the net proceeds to the Company were $191.0 million. The Company intends to use the net proceeds from the Senior Subordinated Notes Offering to retire approximately $52.4 million of existing indebtedness of the Company, finance approximately $10 million in costs relating to the acquisition of the Embassy Suites Resort at Kaanapali Beach, Maui, Hawaii, and finance approximately $17 million ($15 million purchase cost and $2 million conversion cost) relating to the acquisition of the Savoy Hotel in Miami Beach, Florida (which was consummated on August 16, 1997). The balance will be used to finance consumer mortgages, complete construction and expansion at certain resorts, finance the acquisition and development of additional resorts and vacation ownership-related assets and for working capital and other general corporate purposes. Pending any such additional uses, the Company will invest the excess proceeds in commercial paper, bankers' acceptances, other short-term investment-grade securities and money-market accounts.

  In February 1997, the Company consummated its offering (the "Convertible Offering") of $138.0 million aggregate principal amount of its 5.75% Convertible Subordinated Notes due 2007 (the "Convertible Notes") and its offering (the "Stock Offering" and together with the Convertible Offering the "Concurrent Offerings") of 4.0 million shares of Common Stock (including 2.4 million secondary shares sold by certain selling stockholders). The net proceeds to the Company from the sale of the 1.6 million shares of Common Stock offered by the Company in the Stock Offering, based on a public offering price of $36.50 per share, and from the sale of the $138.0 million aggregate principal amount of the Convertible Notes offered by the Company in the

Convertible Offering, based on a public price of 100% of the principal amount thereof, in each case after deducting underwriting discounts and estimated expenses of the Stock Offering and the Convertible Offering, were approximately $53.2 million and $134.9 million, respectively.

  The Company has used approximately $161 million of the approximately
$188.1 million net proceeds of the Concurrent Offerings as follows:
(i) approximately $40.4 million to retire existing indebtedness of the Company, (ii) approximately $21.1 million to retire the indebtedness of AVCOM that was assumed by the Company in the AVCOM Merger, (iii) approximately
$8.0 million to finance acquisition costs related to the Westin Vacation Club at St. John and (iv) approximately $91.5 million to complete construction and expansion at certain resorts, to finance the acquisition and development of additional resorts and vacation ownership-related assets, to finance sales of Vacation Intervals, and for working capital and other general corporate purposes. Prior to such uses, the Company had invested such proceeds in commercial paper, bankers' acceptances, other short-term investment-grade securities and money market accounts.

  The Company generates cash for operations from the sale of Vacation Intervals, the financing of the sales of Vacation Intervals, the rental of unsold Vacation Interval units, and the receipt of management fees. With respect to the sale of Vacation Intervals, the Company generates cash for operations from cash sales of Vacation Intervals, from the receipt of down payments from customers acquiring Vacation Intervals, and from the hypothecation of mortgages receivable from purchasers equal to 85% to 90% of the amount borrowed by such purchasers. The Company generates cash related to the financing of Vacation Interval sales on the difference between the interest charged on the mortgages receivable, which averaged 15.0% in 1996, and the interest paid on the notes payable secured by such mortgages receivable, which averaged 9.7% in 1996.

  During the years ended December 31, 1996, 1995, and 1994 cash (used in) provided by operating activities was ($30.2) million, $9.9 million and ($3.8) million, respectively. Cash generated from operating activities was lower in 1996 when compared to the comparable period in 1995 primarily due to a $53.9 million increase in expenditures on acquisition and development activities associated with the acquisition and development of new resorts and the expansion of existing resorts during the period. Cash generated from operating activities was higher for the year ended December 31, 1995 when compared to the same period in the prior year primarily due to higher net income, decreases in the amount spent on acquisition and development activities, and increases in payables outstanding at the end of 1995 when compared to at the end of 1994.

  Net cash used in investing activities for the years ended December 31, 1996, 1995 and 1994 was $84.6 million, $54.8 million, and $33.4 million, respectively. Net cash used by investing activities was higher for the year ended December 31, 1996 when compared to the same period in 1995 principally due to increases in mortgages receivable which resulted from higher sales of Vacation Intervals. During 1996, the change in gross mortgages receivable was $22.1 million higher than during the comparable period in 1995 due to an increase in the number of Vacation Intervals sold and increased average sales price per Vacation Interval sold.

  For the years ended December 31, 1996, 1995 and 1994, net cash provided by financing activities was $112.4 million, $48.7 million and $35.3 million, respectively. These net cash figures were affected by the Company's increased borrowings secured by mortgages receivable to fund operations and increased payments on these borrowings due to amortizations on a larger portfolio. In addition, year to year net cash provided by investing activities fluctuates as a result of borrowing activities for acquisition and development, and from equity investments as a result of resort acquisitions. During 1996, the Company issued 6,037,500 shares of Common Stock in the Initial Public Offering in August 1996 resulting in approximately $73.3 million of net proceeds. The net proceeds of the Initial Public Offering were used by the Company to repay debt, to fund expansion, and for other corporate purposes. In addition, period to period net cash provided by investing activities fluctuates as a result of borrowing activities for acquisition and development, and from equity investments as a result of resort acquisitions.

  The Company requires funds to finance the future acquisition and development of vacation ownership resorts and properties and to finance customer purchases of Vacation Intervals. Such capital has been provided by secured financings on Vacation Interval inventory, and secured financings on mortgages receivable generally funded by third party lenders and capital contributions. As of December 31, 1996, the Company had approximately $188 million of additional borrowing capacity under certain third party lending agreements. As of

December 31, 1996, the Company had $21.3 million outstanding under its notes payable secured by Vacation Interval inventory or land and $123.9 million outstanding under its notes payable secured by mortgages receivable.

  During 1997, the Company anticipates spending approximately $56.5 million for expansion and development activities at the Company's resorts. The Company may also be required to expend additional amounts to fund certain AVCOM guarantees relating to the North Bay Resort at Lake Arrowhead. The Company plans to fund these expenditures primarily with the net proceeds of the Concurrent Offerings, the Note Offering, available capacity on credit facilities and cash generated from operations. In addition, during 1997, the Company anticipates spending approximately $8.8 million to finance the acquisition, development and conversion costs related to the St. John acquisition. These expenditures are expected to be funded primarily with the net proceeds of the Concurrent Offerings, the Note Offering, available borrowing capacity under lines of credit and cash generated from operations.

  In addition, the Company anticipates spending approximately $212.0 million to complete its expansion plans at its resorts (excluding the resorts acquired in the AVCOM Merger (the "All Seasons Resorts") and the resorts acquired in the PRG Merger (the "PRG Resorts") during the periods following 1997. The Company also plans to spend $34.0 million to complete expansion plans at the All Seasons Resorts and $96.7 million at the PRG Resorts during the periods following 1997. The Company anticipates financing the expansion plans of the Company's resorts through cash acquired from operations, future credit facilities and/or future issuance of securities. There can be no assurance that the Company will be able to obtain the financing necessary to continue such expansion plans.

  The Company intends to pursue a growth-oriented strategy. From time to time, the Company may acquire, among other things, additional vacation ownership properties, resorts and completed Vacation Intervals; land upon which additional vacation ownership resorts may be built; management contracts; loan portfolios of Vacation Interval mortgages; portfolios which include properties or assets which may be integrated into the Company's operations; and operating companies providing or possessing management, sales, marketing, development, administration and/or other expertise with respect to the Company's operations in the vacation ownership industry.

  The Company has received a commitment from a bank lender to provide it with the $100 million Senior Credit Facility. The Senior Credit Facility is expected to have a variable borrowing rate, depending on the amount of advances against mortgages receivable, ranging from LIBOR plus 7/8% to LIBOR plus 1 3/8%. Additionally, the Company may, in the future, negotiate additional credit facilities, or issue, in addition to the Convertible Notes and the Notes, other corporate debt or equity securities. Any debt incurred or issued by the Company may be secured or unsecured, fixed or variable rate interest and may be subject to such terms as management deems prudent.

  The Company believes that, with respect to its current operations, the net proceeds to the Company from the Concurrent Offerings, the Note Offering and cash generated from operations and future borrowings, will be sufficient to meet the Company's working capital and capital expenditure needs for the near future. However, depending upon conditions in the capital and other financial markets and other factors, the Company may from time to time consider the issuance of debt or other securities, the proceeds of which would be used to finance acquisitions, to refinance debt or for other general corporate purposes. The Company believes that the Company's resorts are adequately covered by insurance.

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SIGNATURE RESORTS, INC.


                                          By:  /s/ Andrew D. Hutton
                                            ___________________________________
                                            Name: Andrew D. Hutton
                                            Title: Vice President and General
                                            Counsel

Dated: September 8, 1997

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
SIGNATURE RESORTS, INC. AND SUBSIDIARIES
Report of Independent Certified Public Accountants........................   F-2
Report of Independent Auditors............................................   F-3
Consolidated Balance Sheets as of December 31, 1996 and 1995..............   F-4
Consolidated Statements of Income for each of the three years ended
 December 31, 1996........................................................   F-5
Consolidated Statements of Equity for each of the three years ended
 December 31, 1996........................................................   F-6
Consolidated Statements of Cash Flows for each of the three years ended
 December 31, 1996........................................................   F-7
Notes to Consolidated Financial Statements................................   F-8
LSI GROUP HOLDINGS PLC
Independent Auditors' Report..............................................  F-24
Consolidated Profit and Loss Accounts for the three years ended December
 31, 1996 ................................................................  F-25
Consolidated Balance Sheets as of December 31, 1995 and 1996..............  F-26
Consolidated Cash Flow Statements for the three years ended December 31,
 1996 ....................................................................  F-27
Consolidated Statements of Total Recognized Gains and Losses for the three years ended December 31, 1996............................................  F-28
Consolidated Note of Historical Cost Profits and Losses for the three years ended December 31, 1996............................................  F-28
Consolidated Reconciliation of Movements in Shareholders' Funds for the
 three years ended December 31, 1996......................................  F-29
Notes to Consolidated Financial Statements................................  F-30

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Signature Resorts, Inc.:

We have audited the accompanying consolidated balance sheets of Signature Resorts, Inc. (a Maryland Corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the December 31, 1995 and 1994 consolidated financial statements of AVCOM International, Inc. and subsidiaries, a company acquired during 1997 in a transaction accounted for as a pooling of interests, as discussed in Note 1. Such statements are included in the consolidated financial statements of Signature Resorts, Inc. and subsidiaries and reflect total assets and total revenues of 13 percent and 24 percent in 1995, and total revenues of 21 percent in 1994, respectively, of the consolidated totals. These statements were audited by other auditors, whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for AVCOM International, Inc. and subsidiaries, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Resorts, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Orlando, Florida,
 August 15, 1997

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
AVCOM International, Inc.

  We have audited the consolidated balance sheet of AVCOM International, Inc. (Company) as of December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AVCOM International, Inc. as of December 31, 1995, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Phoenix, Arizona
May 31, 1996, except for
  Note 12, as to which the
  date is July 1, 1996

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                     -------------------------
                                                         1996         1995
                                                     ------------ ------------
ASSETS:
Cash and cash equivalents........................... $ 14,387,000 $ 16,806,000
Cash in escrow......................................    1,712,000    2,749,000
Mortgages receivable, net of an allowance of
 $16,989,000 and $13,114,000 at December 31, 1996
 and 1995, respectively.............................  213,470,000  145,967,000
Due from related parties............................   11,760,000   17,524,000
Other receivables, net..............................    8,885,000    8,116,000
Prepaid expenses and other assets...................   14,185,000    8,824,000
Investment in joint venture.........................    7,397,000    2,644,000
Real estate and development costs...................  137,401,000   68,098,000
Property and equipment, net.........................   11,504,000    6,332,000
Intangible assets, net..............................    4,495,000    5,774,000
                                                     ------------ ------------
    Total assets.................................... $425,196,000 $282,834,000
                                                     ============ ============
LIABILITIES AND EQUITY:
Accounts payable.................................... $ 22,413,000 $  9,614,000
Accrued liabilities.................................   38,893,000   19,519,000
Due to related parties..............................    1,656,000    1,906,000
Income taxes payable................................    1,323,000      500,000
Deferred taxes......................................    3,545,000    2,624,000
Notes payable to financial institutions.............  235,690,000  167,266,000
Notes payable to related parties....................          --     9,443,000
                                                     ------------ ------------
    Total liabilities...............................  303,520,000  210,872,000
                                                     ------------ ------------
Commitments and contingencies (Note 10)
Minority interest in consolidated limited
 partnership........................................    1,538,000          --
                                                     ------------ ------------
Stockholders equity:
  Preferred stock (25,000,000 shares authorized; and
   none issued or outstanding)......................          --           --
  Common stock ($0.01 par value, 50,000,000 shares
   authorized; 20,676,434 outstanding on December
   31, 1996; par value $100 and $.01 on 200 and
   3,284,229 shares outstanding at December 31,
   1995, respectively)..............................      207,000       53,000
  Additional paid-in capital........................  101,929,000    3,759,000
  Retained earnings.................................   18,002,000   32,292,000
  Members' deficit..................................          --    (1,432,000)
Partners' equity:
  General partners' equity..........................          --     4,176,000
  Limited partners' equity..........................          --    33,114,000
                                                     ------------ ------------
    Total equity....................................  120,138,000   71,962,000
                                                     ------------ ------------
    Total liabilities and equity.................... $425,196,000 $282,834,000
                                                     ============ ============

        See accompanying notes to the consolidated financial statements.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                              YEAR ENDED DECEMBER 31,
                                       ---------------------------------------
                                           1996          1995         1994
                                       ------------  ------------ ------------
REVENUES:
  Vacation interval sales............. $157,042,000  $118,552,000 $ 99,058,000
  Interest income.....................   24,935,000    20,006,000   15,747,000
  Other income........................    9,923,000     7,144,000    1,033,000
                                       ------------  ------------ ------------
    Total revenues....................  191,900,000   145,702,000  115,838,000
                                       ------------  ------------ ------------
COSTS AND OPERATING EXPENSES:
  Vacation Interval cost of sales.....   42,668,000    34,077,000   28,992,000
  Advertising, sales, and marketing...   78,029,000    54,610,000   47,081,000
  Loan portfolio:
    Interest expense--treasury........   13,482,000    10,077,000    8,224,000
    Other expenses....................    4,495,000     2,018,000    1,460,000
    Provision for doubtful accounts...    8,009,000     3,500,000    1,956,000
  General and administrative..........   30,273,000    13,599,000    8,463,000
  Resort property valuation allowance.    2,620,000           --           --
  Depreciation and amortization.......    4,639,000     2,154,000      990,000
                                       ------------  ------------ ------------
    Total costs and operating
     expenses.........................  184,215,000   120,035,000   97,166,000
                                       ------------  ------------ ------------
  Income from operations..............    7,685,000    25,667,000   18,672,000
Interest expense--other (net of
 capitalized interest of $6,723,000,
 and $3,315,000 in 1996 and 1995,
 respectively)........................    3,725,000     1,515,000    1,313,000
  Equity loss on investment in joint
   venture............................      236,000     1,649,000      271,000
  Minority interest in income of
   consolidated limited partnership...      199,000           --           --
                                       ------------  ------------ ------------
   Income before (benefit) provision
    for income taxes..................    3,525,000    22,503,000   17,088,000
  (Benefit) provision for income
   taxes..............................   (5,244,000)    3,012,000    2,046,000
                                       ------------  ------------ ------------
   Net income......................... $  8,769,000  $ 19,491,000 $ 15,042,000
                                       ============  ============ ============
PRO FORMA INCOME DATA (UNAUDITED):
   Income before provision for income
    taxes............................. $  3,525,000  $ 22,503,000 $ 17,088,000
  Pro forma provision for income
   taxes..............................    1,410,000     9,001,000    6,664,000
                                       ------------  ------------ ------------
   Pro forma net income............... $  2,115,000  $ 13,502,000 $ 10,424,000
                                       ============  ============ ============
  Pro forma net income per common and
   common equivalent share ........... $       0.12  $       0.92          --
  Pro forma weighted average common
   and common equivalent shares
   outstanding........................   17,131,497    14,638,970          --

        See accompanying notes to the consolidated financial statements.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EQUITY

                         COMMON STOCK
                     ---------------------   ADDITIONAL                                GENERAL      LIMITED
                       SHARES                 PAID-IN       RETAINED     MEMBERS'     PARTNERS'    PARTNERS'
                     OUTSTANDING   AMOUNT     CAPITAL       EARNINGS      DEFICIT      EQUITY        EQUITY     TOTAL EQUITY
                     -----------  --------  ------------  ------------  -----------  -----------  ------------  ------------
Balance at December
 31, 1993...........  3,284,229   $ 33,000  $  2,587,000  $ 19,774,000  $       --   $   (59,000) $ 11,897,000  $ 34,232,000
Payment for stock
 held in escrow.....        --         --         10,000           --           --           --            --         10,000
Repurchase of AVCOM
 common stock.......        --         --        (30,000)          --           --           --            --        (30,000)
Contributions.......        --         --            --            --           --     3,205,000    12,315,000    15,520,000
Distributions.......        --         --            --     (4,434,000)         --           --       (870,000)   (5,304,000)
Net income..........        --         --            --     10,479,000          --       183,000     4,380,000    15,042,000
                     ----------   --------  ------------  ------------  -----------  -----------  ------------  ------------
Balance at December
 31, 1994...........  3,284,229     33,000     2,567,000    25,819,000          --     3,329,000    27,722,000    59,470,000
                     ----------   --------  ------------  ------------  -----------  -----------  ------------  ------------
Issuance of Common
 Stock..............        200     20,000       157,000           --           --           --            --        177,000
Proceeds from the
 sale of AVCOM
 common stock, net
 of issuance costs
 of $115,000........        --         --        885,000           --           --           --            --        885,000
Contributions.......        --         --        150,000       655,000        1,000      374,000           --      1,180,000
Distributions.......        --         --            --     (4,811,000)  (2,437,000)     (43,000)   (1,950,000)   (9,241,000)
Net income..........        --         --            --     10,629,000    1,004,000      516,000     7,342,000    19,491,000
                     ----------   --------  ------------  ------------  -----------  -----------  ------------  ------------
Balance at December
 31, 1995...........  3,284,429     53,000     3,759,000    32,292,000   (1,432,000)   4,176,000    33,114,000    71,962,000
                     ----------   --------  ------------  ------------  -----------  -----------  ------------  ------------
Distributions of
 partnership equity
 and other equity
 interests..........        --         --            --     (7,191,000)  (5,394,000)         --     (1,633,000)  (14,218,000)
Conversion of
 convertible notes
 payable to AVCOM
 common stock.......        --         --        400,000           --           --           --            --        400,000
Proceeds from the
 sale of common
 stock to the
 public, net of
 offering costs,
 including
 10,807,705 shares
 issued in exchange
 for partners' and
 members' equity.... 16,845,205    169,000    73,155,000           --           --           --            --     73,324,000
Stock issued and
 goodwill recorded
 in connection with
 the acquisition of
 investment in Joint
 Venture............    547,000      5,000     4,984,000           --           --           --            --      4,989,000
Acquisition of
 minority limited
 partners'
 interests..........        --         --     (7,465,000)          --           --           --            --     (7,465,000)
Deferred taxes
 recorded in
 connection with the
 Consolidation
 Transactions.......        --         --     (9,464,000)          --           --           --            --     (9,464,000)
Interest accrued on
 deferred
 installment gains
 in connection with
 the Consolidation
 Transactions.......        --         --       (820,000)          --           --           --            --       (820,000)
Net (loss) income...        --         --            --      1,610,000    3,568,000     (164,000)    3,755,000     8,769,000
Exchange of
 partners' and
 members' equity for
 stock in connection
 with the
 Consolidation
 Transactions.......       (200)   (20,000)   37,380,000    (1,370,000)   3,258,000   (4,012,000)  (35,236,000)          --
Assignment to
 venturers' of
 receivable due from
 related party......        --         --            --     (3,449,000)         --           --            --     (3,449,000)
Write-off of
 receivable from
 related party......        --         --            --     (3,890,000)         --           --            --     (3,890,000)
                     ----------   --------  ------------  ------------  -----------  -----------  ------------  ------------
Balance at December
 31, 1996........... 20,676,434   $207,000  $101,929,000  $ 18,002,000  $       --   $       --   $        --   $120,138,000
                     ==========   ========  ============  ============  ===========  ===========  ============  ============

        See accompanying notes to the consolidated financial statements.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                         YEAR ENDED DECEMBER 31,
                                 -----------------------------------------
                                     1996           1995          1994
                                 -------------  ------------  ------------
OPERATING ACTIVITIES:
Net income.....................  $   8,769,000  $ 19,491,000  $ 15,042,000
Adjustments to reconcile net
 income to net cash (used in)
 provided by operating
 activities:
 Depreciation and
  amortization.................      4,639,000     2,154,000       990,000
 Gain on sale of notes
  receivable...................            --       (566,000)     (571,000)
 Provision for doubtful
  accounts.....................      8,009,000     3,500,000     1,956,000
 Resort property valuation
  allowance....................      2,620,000           --            --
 Equity loss on investment in
  joint venture................        236,000     1,649,000       271,000
 Minority interest in income
  of consolidated limited
  partnership..................        199,000           --            --
 Loss on disposal of property
  and equipment................        573,000           --            --
 Changes in operating assets
  and liabilities:
   Cash in escrow..............      1,037,000       473,000    (1,617,000)
   Due from related parties....     (1,575,000)   (4,083,000)   (5,182,000)
   Prepaid expenses and other
    assets.....................     (5,361,000)   (3,791,000)      (51,000)
   Real estate and development
    costs......................    (71,923,000)  (18,021,000)  (17,884,000)
   Other receivables...........       (769,000)   (5,603,000)     (744,000)
   Accounts payable............     12,799,000     5,131,000     1,221,000
   Accrued liabilities.........     18,554,000     7,610,000     1,800,000
   Income taxes payable........        823,000        97,000        91,000
   Deferred taxes..............     (8,543,000)      448,000       506,000
   Due to related parties......       (250,000)    1,381,000       401,000
                                 -------------  ------------  ------------
Net cash (used in) provided by
 operating activities..........    (30,163,000)    9,870,000    (3,771,000)
                                 -------------  ------------  ------------
INVESTING ACTIVITIES:
Expenditures for investment in
 joint venture.................            --            --     (4,565,000)
Expenditures for property and
 equipment.....................     (6,899,000)   (3,831,000)   (1,258,000)
Expenditures for intangible
 assets........................     (2,206,000)   (2,608,000)   (3,300,000)
Mortgages receivable...........    (75,512,000)  (48,353,000)  (24,230,000)
                                 -------------  ------------  ------------
Net cash (used in) investing
 activities....................    (84,617,000)  (54,792,000)  (33,353,000)
                                 -------------  ------------  ------------
FINANCING ACTIVITIES:
Proceeds from notes payable to
 financial institutions........    170,054,000    98,733,000    42,557,000
Payments on notes payable to
 financial institutions........   (101,230,000)  (45,407,000)  (20,010,000)
Proceeds from notes payable to
 related parties...............      5,606,000     3,711,000     5,145,000
Payments on notes payable to
 related parties...............    (15,049,000)   (1,343,000)   (2,569,000)
Contributions .................      1,500,000     1,358,000    15,520,000
Proceeds from Initial Public
 Offering......................     73,324,000       885,000           --
Acquisition of minority limited
 partners' interests...........     (7,465,000)          --            --
Repurchase of AVCOM common
 stock.........................            --            --        (30,000)
Distributions..................    (14,379,000)   (9,241,000)   (5,304,000)
                                 -------------  ------------  ------------
Net cash provided by financing
 activities....................    112,361,000    48,696,000    35,309,000
                                 -------------  ------------  ------------
Net (decrease) increase in cash
 and cash equivalents..........     (2,419,000)    3,774,000    (1,815,000)
Cash and cash equivalents,
 beginning of period...........     16,806,000    13,032,000    14,847,000
                                 -------------  ------------  ------------
Cash and cash equivalents, end
 of period.....................  $  14,387,000  $ 16,806,000  $ 13,032,000
                                 =============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
Cash paid during the period for
 interest......................  $  24,210,000  $ 14,400,000  $ 11,855,000
Cash paid during the period for
 income taxes..................  $     734,000  $  2,050,000  $  1,236,000
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 INFORMATION
Stock issued and goodwill
 recorded in connection with
 the acquisition of investment
 in joint venture..............  $   4,989,000
Deferred taxes recorded in
 connection with the
 Consolidated Transactions.....  $   9,464,000
Interest accrued on deferred
 installment gains in
 connection with the
 Consolidation Transactions....  $     820,000
Net assets of predecessor
 partnership acquired in
 exchange for 11,354,705 shares
 of common stock in connection
 with the Consolidation
 Transactions..................  $  37,380,000
Conversion of convertible notes
 payable to AVCOM common stock.  $     400,000
Assignment to venturers of
 receivable due from related
 party recorded as a reduction
 of venturers' equity..........  $   3,449,000
Write off of receivable from
 related party recorded as a
 reduction of stockholders'
 equity........................  $   3,890,000

        See accompanying notes to the consolidated financial statements.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. NATURE OF BUSINESS

  Signature Resorts, Inc. and its wholly-owned subsidiaries (the Company) generate revenues from the sale and financing of vacation ownership interests in their resorts, which typically entitle the owner to use a fully furnished vacation resort in perpetuity, typically for a one-week period each year (each, a Vacation Interval). The Company's principal operations consist of (i) developing and acquiring vacation ownership resorts, (ii) marketing and selling Vacation Intervals at its resorts, (iii) providing consumer financing for the purchase of Vacation Intervals at its resorts, and (iv) managing the operations of its resorts.

  The Company was incorporated in May 1996. On August 20, 1996, the Company consummated an initial public offering of a portion of its Common Stock (the Initial Public Offering) by offering 6,037,500 shares to the public. The gross proceeds from the public offering were $84,525,000. The Company incurred $11,201,000 of costs associated with this offering. Concurrent with the Initial Public Offering, certain predecessor limited partnerships, limited liability companies and corporations (the Entities) exchanged their direct or indirect interest in, and obligations of the entities, for 10,807,705 shares of the Company's common stock (the Consolidation Transactions). The accompanying consolidated financial statements reflect the financial position and results of operations of the Entities since the date they were acquired or formed, which range from November 1986 to June 1996. Concurrent with the Initial Public Offering, the Company exchanged 547,000 shares of Common Stock with the former holders of interests in the Embassy Vacation Resort at Poipu Point, Koloa, Kauai, Hawaii.

  On September 23, 1996, the Company announced the signing of a merger agreement to acquire AVCOM International Inc. (AVCOM) for approximately $34.6 million of the Company's Common Stock. AVCOM is the parent company of All Seasons Resorts, Inc., a developer, marketer and operator of vacation ownership resorts in Arizona, California and Texas. On February 7, 1997 this merger (the "AVCOM Merger") was consummated. Under the terms of the merger agreement, the Company issued approximately 883,000 shares of its common stock in exchange for all the outstanding capital stock of AVCOM. The AVCOM Merger has been treated as a pooling-of-interests and is reflected in the accompanying financial statements as if it took place at the beginning of the earliest period presented.

  On May 15, 1997, the Company announced the acquisition and merger (the PRG Merger) of Plantation Resorts Group, Inc. (PRG), a Williamsburg, Virginia, based developer, owner and operator of vacation ownership intervals. PRG owns and operates vacation ownership resorts in Williamsburg, Virginia. PRG was incorporated in April 1997 through a private placement of its common stock in which certain predecessor joint ventures and corporations (the PRG Entities) exchanged their interests for shares of PRG's common stock (the PRG Exchange). The PRG Merger was consummated through the issuance of 2.4 million shares of the Company's common stock. The PRG Merger has been treated as a pooling-of-interests and is reflected in the accompanying financial statements as if it took place at the beginning of the earliest period presented.

  Total revenues of the combined entities were $191,900,000, $145,702,000 and $115,838,000 for the years ended December 31, 1996, 1995 and 1994, respectively. AVCOM contributed $48,421,000, $34,269,000 and $24,854,000 and
PRG contributed $48,425,000, $38,825,000 and $46,694,000 to the Company's
total revenues during the years ended December 31, 1996, 1995 and 1994, respectively.

  Net income of the combined entities was $8,769,000, $19,491,000 and $15,042,000 during the years ended December 31, 1996, 1995 and 1994, respectively. AVCOM contributed $(12,442,000), $1,040,000 and $922,000 and PRG contributed $7,031,000, $7,538,000 and $9,829,000 to the Company's net (loss) income during the years ended December 31, 1996, 1995 and 1994, respectively.

  All intercompany transactions between the Company and AVCOM have been eliminated for all periods presented. There were no intercompany transactions between the Company and PRG for all periods presented.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  As part of the AVCOM Merger, AVCOM recorded approximately $13.6 million of expenses during 1996 as a result of the write-down and write-off of certain assets recorded by AVCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The accompanying financial statements include the combined accounts of Signature Resorts, Inc., AVCOM, PRG and the Entities discussed in Note 1 that were acquired or formed prior to August 20, 1996, which became wholly-owned subsidiaries in connection with the Consolidation Transactions, the AVCOM Merger or the PRG Merger. As a result, the combined accounts are now referred to as consolidated financial statements for the historical periods presented. All significant intercompany transactions and balances have been eliminated from these consolidated financial statements.

  The Consolidation Transactions have been accounted for as a reorganization of entities under common control. Accordingly, the net assets of the predecessor entities were recorded at the predecessor entities' basis. In addition, the accompanying financial statements reflect the historical results of operations of the predecessor partnerships on a combined basis.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash, money market, and all highly liquid investments purchased with an original maturity of three months or less.

 Cash in Escrow

  Cash in escrow is restricted cash consisting of deposits received on sales of Vacation Intervals that are held in escrow until a certificate of occupancy is obtained or the legal rescission period has expired.

 Real Estate and Development Costs

  Real estate is valued at the lower of cost or net realizable value. Development costs include both hard and soft construction costs and together with real estate costs are allocated to Vacation Intervals. Interest, taxes, and other carrying costs incurred during the construction period are capitalized.

 Property and Equipment

  Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of 3 to 7 years. Buildings are amortized over the estimated useful life of 39 to 40 years.

  Depreciation and amortization expense related to property and equipment was $1,154,000, $590,000, and $295,000 in 1996, 1995 and 1994 respectively.

 Intangible Assets

  Organizational costs incurred in connection with the formation of the Company have been capitalized and are being amortized on a straight-line basis over a period of three to five years. Start-up costs relate to costs incurred to develop a marketing program prior to receiving regulatory approval to market the related property and are being amortized on a straight line basis over a period of one year.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  Financing and loan origination fees incurred in connection with obtaining funding for the Company have been capitalized and are being amortized over the life of the respective loans.

  Goodwill recorded in connection with the acquisition of the Investment in Joint Venture is being amortized by a fixed amount per Interval as Intervals are sold.

 Revenue Recognition

  The Company recognizes sales of Vacation Intervals on an accrual basis after a binding sales contract has been executed, a 10% minimum down payment has been received, the rescission period has expired, construction is substantially complete, and certain minimum sales levels have been achieved. If all the criteria are met except that construction is not substantially complete, then revenues are recognized on the percentage-of-completion (cost to cost) basis. For sales that do not qualify for either accrual or percentage-of-completion accounting, all revenue is deferred using the deposit method.

  Revenues from resort management and maintenance services are recognized on an accrual basis as earned.

 Income Taxes

  Prior to August 20, 1996, the predecessor entities were taxed either as a corporation at the corporate level, as an S corporation taxable at the shareholder level, or as a partnership taxable at the partner level. The Company became subject to federal, state, and foreign income taxes from the effective date of the Initial Public Offering. The pro forma net income per common and common equivalent share uses the historical net income of the Company as adjusted by the unaudited pro forma provision for income taxes to reflect the net income per common and common equivalent share, as if the Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes for the years ended December 31, 1996, 1995 and 1994.

  As a result of the AVCOM Merger (see Note 1), AVCOM's results of operations have been included in the accompanying financial statements under the pooling-of-interests method of accounting. During each period presented, AVCOM was taxed as a C corporation.

  Prior to the PRG Merger, certain of the PRG Entities were not subject to federal and state income taxes for all periods presented. In connection with the PRG Exchange and the PRG Merger, PRG became a C corporation, which made it subject to federal and state income taxes from the date of incorporation. As a result the pro forma provision for income taxes assumes the PRG entities were treated as C corporations for federal income tax purposes.

  The Company accounts for income taxes using an asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which the related deferred tax assets or liabilities are expected to be settled or realized. Income tax expense consists of the taxes payable for the current period and the change during the period in deferred tax assets and liabilities.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Newly Issued Accounting Standards

  In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for the expected disposition of long-lived assets. The Company adopted SFAS 121 during the year ended December 31, 1996. The impact of adopting SFAS 121 was to reduce net income by $2,620,000 and has been recorded as a resort property valuation allowance to reduce real estate and development costs.

  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123). SFAS 123 was adopted during the year ended December 31, 1996. SFAS 123 requires that the Company's financial statements include certain disclosures about stock-based employee compensation arrangements and permits the adoption of a change in accounting for such arrangements. Changes in accounting for stock-based compensation are optional and the Company has adopted only the disclosure requirements.

  During February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings Per Share. The statement establishes standards for computing and presenting earnings per share (EPS) and applies to publicly held common stock or potential common stock. The statement simplifies the standards for computing EPS previously found in APB Opinion No. 15, Earnings Per Share (Opinion 15). It replaces presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures.

  Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to Opinion 15.

  The statement requires implementation for the Company during the fourth quarter of 1997 and does not allow for early implementation. However, if the Company had implemented SFAS 128, basic EPS and diluted EPS would have been $0.12 and $0.92, for the years ended December 31, 1996 and 1995, respectively.

 Reclassifications

  Certain reclassifications were made to the 1994 and 1995 financial statements to conform to the 1996 presentation.

3. ACCOUNTS RECEIVABLE

  The Company has accrued insurance claims, of $1.25 million and $3.8 million at December 31, 1996 and 1995, respectively, which are included in other receivables, as a result of hurricane damage to its Royal Palm and Flamingo properties located in St. Maarten, Netherlands Antilles. The receivable at December 31, 1996 consists of business interruption insurance claims. The Company has submitted additional claims above the amounts accrued for business interruption insurance and is in negotiations with its carriers regarding these claims. Subsequent to December 31, 1996, the Company collected $650,000 in partial payment of this receivable.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

4. MORTGAGES RECEIVABLE

  The Company provides financing to the purchasers of Vacation Intervals which are collateralized by their interest in such Vacation Intervals. The mortgages receivable generally bear interest at the time of issuance of between 12% and 17% and remain fixed over the term of the loan, which is five to ten years. The weighted average rate of interest on outstanding mortgages receivable is 15% as of December 31, 1996.

  At December 31, 1996 and 1995, approximately $3.7 million and $1.8 million, respectively, of mortgages receivable are non-interest bearing. These mortgages have not been discounted as management has determined that the effect would not be material to the consolidated financial statements.

  Additionally, the Company has accrued interest receivable related to mortgages receivable of $2,434,000 and $1,968,000 at December 31, 1996 and 1995, respectively. The accrued interest receivable at December 31, 1996 and 1995 is net of an allowance for doubtful accounts of $165,000 and $145,000, respectively, and is included in other receivables, net.

  The following schedule reflects the principal maturities of mortgages receivable:

     Year ending December 31:
       1997....................................................... $ 30,249,000
       1998.......................................................   30,330,000
       1999.......................................................   30,148,000
       2000.......................................................   30,800,000
       2001.......................................................   31,010,000
       Thereafter.................................................   77,922,000
                                                                   ------------
       Total principal maturities of mortgages receivable.........  230,459,000
       Less allowance for doubtful accounts.......................  (16,989,000)
                                                                   ------------
         Net principal maturities of mortgages receivable......... $213,470,000
                                                                   ============

  The activity in the mortgages receivable allowance for doubtful accounts is as follows:

                                                        FOR THE YEAR ENDED
                                                           DECEMBER 31,
                                                     -------------------------
                                                         1996         1995
                                                     ------------  -----------
   Balance, beginning of the period................. $ 13,114,000  $ 8,738,000
   (Decrease) increase in allowance for purchased
    mortgage receivables............................     (400,000)   3,156,000
   Provision........................................    8,009,000    3,500,000
   Receivables charged off..........................   (3,734,000)  (2,280,000)
                                                     ------------  -----------
     Balance, end of the period..................... $ 16,989,000  $13,114,000
                                                     ============  ===========

  During September 1995, the Company recorded an allowance for doubtful accounts of $3,412,000 for certain mortgage portfolios acquired in conjunction with the acquisition of the two properties in St. Maarten.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

5. REAL ESTATE AND DEVELOPMENT COSTS

  Real estate and development costs and accumulated cost of sales consist of the following:

                                                         DECEMBER 31,
                                                  ---------------------------
                                                      1996          1995
                                                  ------------  -------------
   Land..........................................  $54,514,000   $ 26,458,000
   Development costs, excluding capitalized
    interest.....................................  228,228,000    149,112,000
   Capitalized interest..........................   13,276,000      6,553,000
                                                  ------------  -------------
   Total real estate and development costs.......  296,018,000    182,123,000
   Less accumulated cost of sales................ (155,997,000)  (114,025,000)
   Less resort property valuation allowance......   (2,620,000)           --
                                                  ------------  -------------
     Net real estate and development costs....... $137,401,000  $  68,098,000
                                                  ============  =============

6. INVESTMENT IN JOINT VENTURE

  The Company owns partnership interests in the Embassy Vacation Resort at Poipu Point, Koloa, Kauai, Hawaii (the "Poipu Partnership"). As co-managing general partner, the Company holds a 0.5% partnership interest for purposes of distributions, profits and losses. The Company is also a limited partner and holds a 29.93% limited partnership interest for purposes of distributions, profits and losses, for a total partnership interest of 30.43%. In addition, following repayment of any outstanding partner loans, the Company is entitled to receive a preferred 10% per annum return on the initial capital investment of approximately $4.6 million. After payment of such preferred return and the return of approximately $4.6 million of capital to the Company on a pari passu basis with the other partner in the partnership, the Company is entitled to receive approximately 50% of the net profits. In the event certain internal rates of return specified under the partnership agreement are achieved, the Company is entitled to receive approximately 55% of the net profits.

  Summarized financial information for the Poipu Partnership is as follows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
   Mortgages receivable................................ $15,920,000 $ 3,474,000
   Real estate and development costs, net..............  38,262,000   3,248,000
   Net property and equipment..........................     510,000  39,287,000
   Total assets........................................  60,474,000  50,696,000
   Notes payable.......................................  40,903,000  35,494,000
   Advances from partners..............................   6,675,000   4,000,000
   Partners' capital...................................   8,452,000   8,688,000
   Revenues............................................  23,904,000  10,119,000
   Net loss............................................     237,000   5,419,000

  Concurrent with the Initial Public Offering, the Company exchanged 547,000 shares of stock with the former holders of interests in the Poipu Partnership for the 30.43% interest in the joint venture. As a result of this exchange, $4,989,000 of goodwill was recorded as an increase in investment in joint venture and is being amortized on a per Interval basis as Intervals are sold. The amortization of such goodwill for the year ended December 31, 1996 was $168,000 and is included in equity loss on investment in joint venture. The Company also acquired a $2,547,000 note receivable from the partnership in connection with the exchange. The principal balance and accrued interest related to this note receivable was $2,031,000 and $291,000 respectively, and is included in due from related parties as of December 31, 1996.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

7. INTANGIBLE ASSETS

  Intangible assets and accumulated amortization consist of the following:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
   Organizational costs............................... $ 2,569,000  $ 2,547,000
   Start-up costs.....................................   2,433,000    2,051,000
   Bond issuance costs................................     933,000      933,000
   Loan origination fees..............................   2,712,000    1,514,000
   Financing fees.....................................   1,620,000    1,444,000
                                                       -----------  -----------
   Total intangible assets............................  10,267,000    8,489,000
   Less accumulated amortization......................  (5,772,000)  (2,715,000)
                                                       -----------  -----------
     Net intangible assets............................ $ 4,495,000  $ 5,774,000
                                                       ===========  ===========

  Amortization expense was $3,485,000, $1,564,000 and $694,000 in 1996, 1995
and 1994, respectively. In addition, $428,000 of fully amortized intangibles were retired from the related asset and accumulated amortization accounts in 1996.

8. NOTES PAYABLE

  Notes payable to financial institutions consist of the following:

                                                              DECEMBER 31
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
Construction loans payable not to exceed $49.0 million
 in the aggregate, interest payable monthly at prime
 plus 2% (10.65% at December 31, 1995)................  $       --  $ 9,268,000
Construction and acquisition loan payable, due October
 31, 1998 with interest payable monthly at LIBOR plus
 4.25% (9.94% at December 31, 1995) collateralized by
 land, improvements and vacation ownership interests..          --    1,898,000
Revolving lines of credit not to exceed $161 million
 in the aggregate (limited by eligible collateral),
 with interest payable monthly at prime plus 2% to
 prime plus 3% (10.25% to 11.25% at December 31,
 1996), payable in monthly installments of principal
 and interest equal to 100% of all proceeds of the
 receivables collateral collected during the month but
 not less than the accrued interest, with any
 remaining principal due seven to ten years after the
 date of the last advance related to mortgages
 receivable, collateralized by specific mortgages
 receivable...........................................   61,290,000  45,791,000
Revolving line of credit of $15 million,
 collateralized by certain mortgages receivable with
 interest payable at prime plus 1.5% to prime plus
 1.75% (9.75% to 10% at December 31, 1996) or LIBOR
 plus 4.25% (9.78% at December 31, 1996), payable in
 monthly installments of principal and interest equal
 to 100% of all proceeds of the receivables collateral
 collected during the month but not less than the
 accrued interest, with any remaining principal from
 September 2000 to October 2003.......................   21,648,000  18,125,000

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                                                             DECEMBER 31
                                                       ------------------------
                                                           1996        1995
                                                       ------------ -----------
Revolving line of credit of $40.0 million and $25
 million during 1996 and 1995, respectively, with
 interest payable monthly at LIBOR plus 3% (8.69% at
 December 31, 1996) payable in monthly installments
 of principal and interest equal to 100% of all
 proceeds of the receivables collateral collected
 during the month but not less than the accrued
 interest, with any remaining principal due June
 1998................................................  $ 37,226,000 $12,277,000
Revolving working capital line of credit of $4.0
 million, with interest payable monthly at prime plus
 2% (10.25% at December 31, 1996), due in April 1999,
 collateralized by certain mortgage receivables......     3,707,000     521,000
Acquisition loans payable not to exceed $14.45
 million in the aggregate, with interest payable
 monthly at prime plus 2% to prime plus 3% (10.25% to
 11.25% at December 31, 1996), due on dates ranging
 from January 1998 to June 1999, payable with a
 portion of the proceeds received on the sale of
 Vacation Intervals, collateralized by specific
 mortgages receivable................................     4,396,000   5,998,000
Acquisition note payable with monthly principal and
 interest payments due at 8%, collateralized by
 certain real property, due January 10, 2001.........       615,000         --
Acquisition note payable with monthly interest
 payments due at 6.75%, collateralized by certain
 real property, due June 14, 1999....................       552,000         --
Acquisition note payable with monthly principal and
 interest payments due at 9%, collateralized by
 certain real property, due February 14, 2014........       436,000         --
Construction loan payable not to exceed $47 million
 in the aggregate, with monthly interest payable at
 prime plus 2% (10.25% at December 31, 1996)
 principal payable with a portion of the proceeds
 received on the sale of Vacation Intervals,
 collateralized by specific land and unsold interval
 inventory, due from January 1998 to April 2004......    16,476,000   3,692,000
Construction loan payable not to exceed $3.0 million
 in the aggregate, with monthly interest payable at
 LIBOR plus 4.25% (9.78% at December 31, 1996)
 principal payable with a portion of the proceeds
 received on the sale of Vacation Intervals,
 collateralized by specific land and unsold interval
 inventory, due by October 31, 1998..................       419,000         --
Noninterest bearing land purchase obligation (net of
 a $335,000 discount for imputed interest at 8.5% in
 1996) due October 1, 1997...........................     2,165,000   1,500,000
Note payable with monthly interest payable at LIBOR
 plus 4.25% (9.78% at December 31, 1996) payable with
 a portion of the proceeds on the sale of Vacation
 Intervals, collateralized by specific land..........       516,000         --
Noninterest bearing land loan of $500,000 payable at
 $54 per interval sold with remaining balance due May
 1, 1997.............................................       500,000         --
Notes payable to certain investors and former owners,
 with monthly principal payments of $100,000, plus
 interest at 12%, with additional interest of $325
 per interval sold, due April 10, 1998...............     1,655,000   2,900,000
Mortgages receivable sold with option to repurchase,
 collateralized by certain mortgages receivable......     6,281,000         --

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                                                             DECEMBER 31
                                                      -------------------------
                                                          1996         1995
                                                      ------------ ------------
Noninterest bearing purchase money mortgage note,
 payable in annual installments of $2.0 million with
 final payment due November 5, 1997 (net of a
 discount of $670,000 for imputed interest at 8.5%
 at December 31, 1996 collateralized by specific
 land)..............................................  $  1,330,000 $  5,588,000
Bonds payable, due April 2004 with interest at
 7.75%, payable from collections of mortgages
 receivable, collateralized by mortgages receivable.    17,460,000   23,180,000
Endpaper loan, due dates from December 2002 to April
 2003 with interest at prime plus 2% to prime plus
 2.25% (10.25% to 10.5% at December 31, 1996),
 payable from collections of mortgages receivable,
 collateralized by mortgages receivable.............    30,327,000   23,748,000
Endpaper loan, due dates from December 2002 to June
 2005 with interest at prime plus 1.25% (9.5% at
 December 31, 1996), payable from collections of
 mortgages receivable, collateralized by mortgages
 receivable.........................................     5,259,000    2,104,000
Other notes payable.................................    23,432,000   10,676,000
                                                      ------------ ------------
  Total notes payable...............................  $235,690,000 $167,266,000
                                                      ============ ============

  Under the terms of the revolving lines of credit agreements, totaling approximately $220 million, the Company may typically borrow from 85% to 90% of the balances of the pledged mortgages receivable. A total of $112 million is available under these certain agreements at December 31, 1996, the borrowing capacity expires seven to ten years after the date on which the last advance related to mortgages receivable was executed.

  The loans contain certain covenants, the most restrictive of which require certain of the consolidated entities to maintain a minimum net worth and require certain expenses to not exceed certain percentages of sales. At December 31, 1996, the Company was in compliance with all covenants or had received waivers with respect to these covenants.

  Dividends are restricted by certain of the Company's debt agreements which require tangible net worth of at least $140 million.

  Subsequent to December 31, 1996, the Company paid $84,551,000 of the $235,690,000 notes payable outstanding at December 31, 1996, including all other notes payable. The expected maturities of the remaining notes payable, are as follows:

     Due in fiscal year
       1997............................................................ $ 36,095
       1998............................................................   29,379
       1999............................................................   27,775
       2000............................................................   26,191
       2001............................................................   21,467
       2002 and thereafter.............................................   10,232
                                                                        --------
                                                                        $151,139
                                                                        ========

  In February 1997, the Company consummated its offering (the "Convertible Offering") of $138 million aggregate principal amount of its 5.75% Convertible Subordinated Notes due 2007 (the "Convertible Notes") and its offering (the "Stock Offering" and together with the Convertible Offering the "Offerings") of 4.0 million shares of its Common Stock (including 1.6 million primary shares sold by the Company and 2.4 million secondary shares sold by certain selling stockholders).

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  The Convertible Notes may be exchanged for shares of the Company's Common Stock at any time prior to maturity on January 15, 2007. Each $1,000 principal amount of Convertible Notes is exchangeable at a conversion price of $45.625 per share, subject to adjustment under certain circumstances as stated in the related Indenture.

  The net proceeds to the Company from the sale of the 1.6 million primary shares of Common Stock offered by the Company in the Stock Offering, based on public offering price of $36.50 per share, and from the sale of the $138.0 million aggregate principal amount of 5.75% Convertible Subordinated Notes due 2007 offered by the Company in the Convertible Offering, based on a public price of 100% of the principal amount thereof, in each case after deducting underwriting discounts and estimated expenses of the Offerings, were $53.2 million and $134.9 million, respectively.

  In August 1997, the Company consummated a private placement offering (the "Senior Subordinated Notes Offering") of $200.0 million aggregate principal amount of its 9.75% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") at a price of 99.234% of the principal amount for an effective yield of 9.875% per annum. After deducting underwriters discounts and expenses, the net proceeds to the Company were $191.0 million.

9. RELATED-PARTY TRANSACTIONS

  At December 31, 1996, the Company, had accrued $4,405,000 and $1,590,000 as a receivable and payable, respectively, with the various homeowners' associations at its resorts. The Company accrued $1,220,000 and $1,771,000 as a receivable and payable, respectively, at December 31, 1995 with the homeowners' associations at its resorts. The related party payable to the homeowners' associations at December 31, 1995, included $1,030,000 of a special assessment fee charged to the Company. The Company generally accrues receivables from homeowners' associations for management fees and certain other expenses. Payables to the homeowners' associations consist mostly of maintenance fees for units owned by the Company. All of these amounts are classified as due from and due to related parties in the accompanying consolidated balance sheets.

  The Company recorded a receivable of $1,154,000 and $121,000 from two of its predecessor partnerships at December 31, 1995, for predevelopment costs incurred by the Company at its Embassy Vacation Resort Lake Tahoe and San Luis Bay Resorts. These receivables were included as due from related parties. Such predecessor partnerships were consolidated into the Company on August 20, 1996, as a result of the Consolidation Transactions.

  Additionally, amounts due from related parties include advances to affiliates and owners of the Company of $4,044,000 and $12,316,000 at December 31, 1996 and 1995, respectively. These amounts represent advances to entities owned by shareholders to fund working capital and expansion.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  Due from related parties also includes amounts due from shareholders totaling $383,000 and $1,817,000 at December 31, 1996 and 1995, respectively. These amounts represent advances for services to be provided to the Company. For each of the three years in the period ended December 31, 1996, shareholders of the Company, through their affiliates, provided certain marketing and development services to the Company as follows:

                                                1996        1995        1994
                                             ----------- ----------- -----------
   Marketing................................ $16,071,000 $11,812,000 $15,597,000
   Development..............................  13,572,000  10,612,000   9,006,000

  The above services were performed at rates negotiated by the shareholders and are reflected in the accompanying consolidated statements of income, except for development-related costs, which have been capitalized as real estate and development costs.

  The Company also made payments of $295,000 during the twelve months ended December 31, 1995, to an affiliate of the Company for construction consulting and expense reimbursement. For the year ended December 31, 1996, no such payments were made.

  Notes payable to related parties as of December 31, 1995 consist of the following:

   Notes payable to CPI Securities, L.P., an affiliate of a limited partner, with interest at 12%, payable monthly and the entire principal balance and all accrued interest due on December 31,
    1996...........................................................  $2,722,000
   Notes payable to Grace Investments, Ltd. one of the limited partners, with interest at 12% payable monthly, due on December
    31, 1996.......................................................   1,667,000
   Notes payable to Dickstein & Company, L.P., an affiliate of a limited partner, with interest payable monthly at 12%, due on
    December 31, 1996..............................................   1,111,000
   Acquisition loan payable with interest payable at 12%, due on
    December 31, 1996..............................................   1,495,000
   Notes payable to partners, with interest accrued at 16%, payable
    on demand......................................................   2,157,000
   Other...........................................................     291,000
                                                                     ----------
     Total notes payable to related parties........................  $9,443,000
                                                                     ==========

  During 1996, notes payable to related parties were satisfied as part of the Consolidation Transactions.

10. COMMITMENTS AND CONTINGENCIES

  The Company has license agreements with Embassy Vacation Resorts, a division of The Promus Corporation ("Promus"), to franchise the Grand Beach and Lake Tahoe properties. The agreements allow the resorts to be operated and marketed as "Embassy Vacation Resorts." The agreements provide for Promus to be paid a percentage of net sales of the Embassy Vacation Resort properties. Additional terms are stated in the related license agreements.

  The Company has an agreement with Westin Hotels & Resorts ("Westin") to acquire, develop, and sell Vacational Intervals at four and five star Westin Vacation Clubs. In December 1996, the Company announced plans to acquire the first Westin Vacation Club. This property will be located in St. John, U.S. Virgin Islands. The Company and Westin will form the Westin Partnership owned 50% each by the Company and Westin to acquire an interest in the St. John Resort. Of the $10.5 million purchase price, each company is obligated to contribute $2.5 million. The remaining $5.5 million of the acquisition price will be paid by the Westin Partnership using debt financing. In addition, the Westin Partnership will borrow approximately $7.1 million to complete the conversion of the project to a Westin Vacation Club.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  The Company is currently subject to litigation and claims regarding employment, tort, contract, construction, and commission disputes, among others. In the judgment of management, none of such lawsuits or claims against the Company is likely to have a material adverse effect on the Company or its business.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

  SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and cash equivalents and cash in escrow: The carrying amount reported in the balance sheet for cash and cash equivalents and cash in escrow approximates their fair value because of the short maturity of these instruments.

  Mortgages receivable: The carrying amount reported in the balance sheet for mortgages receivable approximates its fair value because the weighted average interest rate on the portfolio of mortgages receivable approximates current interest rates to be received on similar current mortgages receivable.

  Notes payable to financial institutions: The carrying amount reported in the balance sheet for notes payable approximates its fair value because the interest rates on these instruments approximate current interest rates charged on similar current borrowings.

  Notes payable to related parties: The fair value of the notes payable to related parties is not determinable since these financial instruments are not readily marketable and are payable to related parties.

12. OTHER INCOME

  Included in other income for the year ended December 31, 1996, is primarily $3.5 million of income from the realization of purchased mortgages receivable, $1.7 million of income related to the settlement of certain receivables from the former owners of the St. Maarten properties, $2.0 million of rental income, $0.9 million of management fees, $(0.5) million of losses from AVCOM's property management and health spa operations, and $1.0 million of consulting and development income related to certain joint marketing programs. Other income for the year ended December 31, 1995, consists primarily of business interruption insurance proceeds of $2.0 million, income from the realization of purchased mortgages receivable of $2.2 million, rental income of $1.3 million, $1.2 million of management fees.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

13. STOCK OPTIONS

  The Company issued 1,769,000 stock options during 1996 which were outstanding at December 31, 1996. The Company accounts for these options under APB Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation cost has been recognized. Under SFAS 123, the Company's net income and unaudited pro forma earnings per share would have been $6,491,000 and ($0.01), respectively, during the year ended December 31, 1996. SFAS 123 would not have affected the Company's net income and earnings per share for the years ended December 31, 1995 and 1994. A summary of the Company's stock options for the year ended December 31, 1996 is presented below.

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                               OPTIONS   PRICE
                                                              --------- --------
     Outstanding options, beginning of year..................       --      --
     Granted................................................. 1,769,000  $15.44
     Exercised...............................................       --      --
     Forfeited...............................................       --      --
     Expired.................................................       --      --
                                                              ---------  ------
     Outstanding options, end of year........................ 1,769,000  $15.44
                                                              =========  ======
     Exercisable at end of year..............................   348,000  $15.27
     Weighted average fair value of options granted.......... $    6.35

  The following is a summary of the exercise prices and terms of the 1,769,000 options granted during 1996.

     EXERCISE PRICE                                              OPTIONS  TERM
     --------------                                              ------- -------
      $12.00.................................................... 375,000 4 years
       14.00.................................................... 529,000 5 years
       14.00.................................................... 450,000 3 years
       17.81....................................................  40,000 5 years
       18.125................................................... 110,000 4 years
       24.125................................................... 265,000 4 years

  The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 6.0%, expected dividend yield of zero, expected volatility of 35%, and expected lives of 5 years.

14. EMPLOYEE BENEFIT PLANS

  During 1996, the Company authorized 500,000 shares of Common Stock to be issued in connection with its 1996 Equity Participation Plan and The Employee Stock Purchase Plan (the "Plan"). The Plan allows employees that work at least 20 hours per week to purchase Common Stock of the Company at a 15% discount from the lesser of the stock price on the date of grant or the date the stock is purchased. Employees may purchase up to a maximum of 10% of their annual compensation or $25,000. As of December 31, 1996, no shares were issued or outstanding related to the Plan.

  The Company also sponsors a 401(k) deferred savings plan (the "401(k) Plan") in which employees can contribute up to 10% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Under the terms of the 401(k) Plan, the Company can, at its option, match 50% of employee contributions up to three percent of compensation. No contributions were made to the 401(k) Plan by the Company during 1996.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

15. INCOME TAXES

  On August 20, 1996, the Company consummated a public offering which made it subject to federal, state, and foreign income taxes from the effective date of the Initial Public Offering. In addition, the Company is now required to record a deferred tax liability for cumulative temporary differences between financial reporting and tax reporting following the effective date of the Initial Public Offering. For the year ended December 31, 1996, the Company recorded approximately $3,331,000 of current income tax expense and approximately $8,575,000 of deferred income tax benefit. Additionally, the Company recorded deferred taxes of $9,464,000 related to deferred taxes from prior years that were assumed as part of the Initial Public Offering. The total current tax liability and deferred tax liability at December 31, 1996 was $1,323,000 and $3,545,000, respectively.

  The Company has recorded $820,000 of accrued interest related to deferred installment gains from previous years that were assumed as part of the Initial Public Offering. During the year ended December 31, 1996, the Company recorded an additional $78,000 of expense related to these deferred installment gains.

  Prior to August 20, 1996, the predecessor entities were taxed either as a corporation at the corporate level, as an S corporation taxable at the shareholder level, or as a partnership taxable at the partner level. Accordingly, the table below summarizes the unaudited pro forma provision for income taxes that would have been reported had the Company been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes for the years ended December 31, 1996 and 1995. AVCOM's actual deferred income taxes and provision for income taxes are included in the proforma schedules and 1996 actual schedule below. The Company's actual income tax provision is presented for the period subsequent to August 20, 1996.

                                      FOR THE YEAR ENDED DECEMBER 31,
                               ------------------------------------------------
                                                   PRO FORMA UNAUDITED
                                            -----------------------------------
                                  1996         1996         1995        1994
                               -----------  -----------  ----------  ----------
   Current:
     Federal.................. $ 2,785,000  $ 4,990,000  $5,654,000  $3,940,000
     State....................     481,000      846,000     711,000     606,000
     Foreign..................      65,000       58,000     686,000         --
                               -----------  -----------  ----------  ----------
                                 3,331,000    5,894,000   7,051,000   4,546,000
   Deferred:
     Federal.................. $(7,182,000) $(3,675,000) $1,363,000  $1,750,000
     State....................  (1,393,000)    (809,000)    594,000     368,000
     Foreign..................         --           --       (7,000)        --
                               -----------  -----------  ----------  ----------
                                (8,575,000)  (4,484,000)  1,950,000   2,118,000
                               -----------  -----------  ----------  ----------
     (Benefit) provision for
      income taxes............ $(5,244,000) $ 1,410,000  $9,001,000  $6,664,000
                               ===========  ===========  ==========  ==========

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  The reconciliation between the statutory provision for income taxes and the actual provision for income taxes is shown as follows:

                                        FOR THE YEAR ENDED DECEMBER 31,
                                  ---------------------------------------------
                                                     PRO FORMA UNAUDITED
                                               --------------------------------
                                     1996         1996       1995       1994
                                  -----------  ---------- ---------- ----------
   Income tax at federal
    statutory rate............... $ 1,199,000  $1,199,000 $7,876,000 $5,810,000
   State tax, net of federal
    benefit......................     162,000     162,000  1,035,000    786,000
   Write-off of receivable from
    related party................  (1,478,000)        --         --         --
   Non-deductible expenses.......     584,000      49,000     90,000     68,000
   Non-taxable income from
    Entities.....................  (5,711,000)        --         --         --
                                  -----------  ---------- ---------- ----------
     (Benefit) provision for
      income taxes............... $(5,244,000) $1,410,000 $9,001,000 $6,664,000
                                  ===========  ========== ========== ==========

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the net deferred tax liabilities were as follows:

                                                         DECEMBER 31,
                                                 -------------------------------
                                                                PRO FORMA
                                                                UNAUDITED
                                                     1996          1995
                                                 ------------  ------------
   Deferred tax assets:
     Allowance for doubtful accounts............ $  5,659,000  $  4,365,000
     Fixed assets and inventory.................    3,177,000      (359,000)
     Accrued expenses...........................    2,312,000        62,000
     Net operating loss carryforward............   15,763,000     1,383,000
     Federal benefit of state deferred tax......          --        364,000
     Foreign tax credit carryover...............      332,000       632,000
     Minimum tax credit carryover...............    1,629,000     3,094,000
                                                 ------------  ------------
       Total deferred tax assets................ $ 28,872,000  $  9,541,000
                                                 ------------  ------------
   Deferred tax liabilities:
     Installment sales..........................  (27,191,000)  (19,402,000)
     Percentage of completion...................   (4,370,000)          --
     Other......................................     (856,000)   (1,164,000)
                                                 ------------  ------------
   Total deferred tax liabilities............... $(32,417,000) $(20,566,000)
                                                 ------------  ------------
       Net deferred taxes....................... $ (3,545,000) $(11,025,000)
                                                 ============  ============

  Additionally, certain of the Company's consolidated affiliates include foreign corporations which are taxed at a regular rate up to 45%. The Company has filed a request for a tax holiday for AKGI-Royal Palm C.V.O.A. which effectively reduces the tax to 2%. This 2% tax liability rate will be in effect for the fiscal year ending December 31, 1997. Generally, a foreign tax credit is allowed for any taxes paid on foreign income up to the amount of U.S. tax.

16. SUBSEQUENT EVENTS

  On March 13, 1997, the Company announced the execution of a definitive agreement for the acquisition of the Savoy Hotel (the "Savoy Acquisition") located in the South Beach district of Miami Beach, Florida. Following the acquisition of the Savoy Hotel, which is expected to close in the third quarter of 1997, the

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

Company intends to convert the existing 40 completed hotel units and the 28 partially completed units into approximately 65 studio, one and two bedroom vacation ownership units. Following the closing and the receipt of necessary governmental approvals, the Company intends to begin sales of vacation intervals at the Savoy at South Beach during the fourth quarter of 1997.

  On June 5, 1997, the Company announced the execution of a definitive agreement to acquire 100% of the capital stock of United Kingdom based LSI Group Holdings, PLC (LSI). LSI is a developer, owner and operator of European Vacation ownership resorts with 11 resorts in England, Spain, and Austria. LSI operates a points based club system called the Grand Vacation Club with 25,000 member families. The Company plans to acquire all the outstanding stock of LSI for newly issued shares of the Company's common stock. The actual number of shares will be determined by the average closing price of the Company's common stock for a five day trading period ending August 7, 1997. Between an average closing price of $21 and $27 per share, 1,875,000 shares of Common Stock will be issued. Should the average closing price exceed $27 per share, the number of shares issued would decrease so that the total common stock consideration would not exceed $50,625,000 subject to a minimum of 1,400,000 shares issued. The company plans to account for this merger under the pooling of interest method of accounting.

  On July 28, 1997, the Company announced the execution of a definitive agreement to acquire the Embassy Suites Resort at Kaanapali Beach, Maui, Hawaii (the "Kaanapali Acquisition") for approximately $78.0 million from a Japanese partnership. The acquiring entity is a partnership formed by a wholly-owned subsidiary of the Company (as the managing general partner), the Whitehall Street Real Estate Limited Partnership VII and Apollo Real Estate Advisors, L.P. The Company's subsidiary owns a 24% partnership interest in the acquiring entity. The Embassy Suites Resort at Kaanapali Beach is a 413-suite, full service resort hotel located on the beach in Kaanapali, Maui, Hawaii. Upon the receipt of necessary governmental approvals, the Company intends to convert the first phase of hotel suites to vacation ownership units. The Company expects to operate the resort with approximately 256 hotel suites and approximately 157 one-bedroom and two-bedroom vacation ownership units. The Kaanapali Acquisition is anticipated to close during the fourth quarter of 1997 and vacation ownership sales at the resort are anticipated to commence in the first half of 1998.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
LSI Group Holdings Plc

  We have audited the accompanying consolidated balance sheets of LSI Group Holdings Plc and subsidiaries at 31 December 1995 and 1996, and the related consolidated profit and loss accounts, statements of total recognised gains and losses, note of historical cost profit and losses, reconciliation of movements in shareholders' funds and cash flow statements for each of the years in the three year period ended 31 December 1996. These consolidated financial statements are the responsibility of the management of LSI Group Holdings Plc . Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LSI Holdings Plc and subsidiaries at 31 December 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended 31 December 1996, in conformity with generally accepted accounting principles in the United Kingdom.

  Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected net profit for the three years ended 31 December 1996 and shareholders' funds at 31 December 1995 and 1996, to the extent summarised in Note 28 to the consolidated financial statements.

KPMG
Chartered Accountants
Preston, England

27 March 1997, except for note 29 which
is as of 5 June 1997

                             LSI GROUP HOLDINGS PLC

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                     (EXPRESSED IN BRITISH POUNDS STERLING)

                                                  YEARS ENDED 31 DECEMBER
                                            -----------------------------------
                                               1994        1995
                                            AS RESTATED AS RESTATED    1996
                                       NOTE (Pounds)000 (Pounds)000 (Pounds)000
                                       ---- ----------- ----------- -----------
Turnover .............................   2    14,646      15,241      18,068
Cost of sales.........................        (6,648)     (6,400)     (7,419)
                                              ------      ------      ------
Gross profit..........................         7,998       8,841      10,649
Distribution costs....................        (4,025)     (4,446)     (4,972)
Administrative expenses:
  normal..............................        (2,499)     (2,841)     (3,279)
  exceptional.........................   3        --          --        (500)
Other operating income................   4        91         211         206
                                              ------      ------      ------
Operating profit......................         1,565       1,765       2,104
Loss from interests in associated
 undertakings.........................  11        --          --         (40)
Net interest receivable and similar
 charges..............................   7      (133)        (42)         53
                                              ------      ------      ------
Profit on ordinary activities before
 taxation............................. 4-6     1,432       1,723       2,117
Tax on profit on ordinary activities..   8      (448)       (608)       (709)
                                              ------      ------      ------
Profit on ordinary activities after
 taxation.............................           984       1,115       1,408
Dividends payable.....................   9        --          --         (22)
                                              ------      ------      ------
Retained profit for the financial
 period...............................  18       984       1,115       1,386
                                              ======      ======      ======

  Certain costs included as administrative expenses in 1995 and 1994 have been restated to cost of sales as this is considered a more appropriate treatment.

  Results for 1994 relate entirely to acquisitions during 1994.

  All amounts relate to continuing operations.

                             LSI GROUP HOLDINGS PLC

                          CONSOLIDATED BALANCE SHEETS
                     (EXPRESSED IN BRITISH POUNDS STERLING)

                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1996
                                                    NOTE (Pounds)000 (Pounds)000
                                                    ---- ----------- -----------
FIXED ASSETS
  Tangible assets.................................   10     4,170       4,525
  Investments.....................................   11        --          --
                                                           ------      ------
                                                            4,170       4,525
CURRENT ASSETS
  Stocks..........................................   12     2,773       3,194
  Debtors (including debtors due in more than one
   year of (Pounds)730,000 (1995:
   (Pounds)603,000))..............................   13     2,053       3,329
  Cash at bank and in hand........................          2,104       3,720
                                                           ------      ------
                                                            6,930      10,243
Creditors: amounts falling due within one year....   14    (5,464)     (8,389)
                                                           ------      ------
Net current assets................................          1,466       1,854
                                                           ------      ------
    Total assets less current liabilities.........          5,636       6,379
Creditors: amounts falling due after more than one
 year.............................................   15      (105)       (188)
Provisions for liabilities and charges............   16        --          43
                                                           ------      ------
    Net assets....................................          5,531       6,234
                                                           ======      ======
CAPITAL AND RESERVES
  Called up share capital.........................   17       791         100
  Capital redemption reserve......................   18        --         691
  Revaluation reserve.............................   18       973         946
  Capital reserve on acquisition..................   18     1,662       1,670
  Profit and loss account.........................   18     2,105       2,827
                                                           ------      ------
Shareholders' funds...............................          5,531       6,234
                                                           ======      ======
Equity shareholders' funds........................          4,840       6,234
Non-equity shareholders' funds....................            691          --
                                                           ------      ------
                                                            5,531       6,234
                                                           ======      ======

                             LSI GROUP HOLDINGS PLC

                       CONSOLIDATED CASH FLOW STATEMENTS
                     (EXPRESSED IN BRITISH POUNDS STERLING)

                                                   YEARS ENDED 31 DECEMBER
                                             -----------------------------------
                                                1994        1995        1996
                                        NOTE (Pounds)000 (Pounds)000 (Pounds)000
                                        ---- ----------- ----------- -----------
Net cash inflow from operating
 activities...........................   24     2,173       2,129       3,483
Return on investments and servicing of
 finance
  Interest received...................             29          16          53
  Interest paid.......................           (151)        (47)         --
  Interest element of finance lease
   rental payments....................            (11)        (11)         --
  Dividend paid.......................             --          --         (22)
                                               ------       -----       -----
Net cash inflow/(outflow) from returns
 on investment and servicing of
 finance..............................           (133)        (42)         31
Taxation
  UK corporation tax paid.............            (58)       (446)       (573)
Investing activities
  Purchase of tangible fixed assets...           (590)       (570)       (593)
  Purchases of subsidiary undertaking
   (net of cash and cash equivalents
   acquired)..........................   25    (1,110)         82          --
  Sale of tangible fixed assets.......             58          81          42
                                               ------       -----       -----
Net cash outflow from investing
 activities...........................         (1,642)       (407)       (551)
                                               ------       -----       -----
Net cash inflow before financing......            340       1,234       2,390
Financing
  (Redemption)/issue of shares........   17        --         691        (691)
  New debenture loan..................   27     1,800          --          --
  New bank loan.......................   27        --          --          77
  Repayment of loans..................   27      (974)       (838)        (20)
  Capital element of finance lease
   rental payments....................   27       (75)       (102)       (112)
                                               ------       -----       -----
Net cash outflow from financing.......            751        (249)       (746)
                                               ------       -----       -----
Increase in cash and cash equivalents.   26     1,091         985       1,644
                                               ======       =====       =====

Cash flows in 1994 relate entirely to acquisitions in 1994.

                             LSI GROUP HOLDINGS PLC

          CONSOLIDATED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES
                     (EXPRESSED IN BRITISH POUNDS STERLING)


                                                  YEARS ENDED 31 DECEMBER
                                            -----------------------------------
                                               1994        1995        1996
                                            (Pounds)000 (Pounds)000 (Pounds)000
                                            ----------- ----------- -----------
Profit for the financial period............      984       1,115       1,408
Unrealised surplus on revaluation of
 properties................................    1,000          --          --
                                               -----       -----       -----
                                               1,984       1,115       1,408
                                               =====       =====       =====

            CONSOLIDATED NOTE OF HISTORICAL COST PROFITS AND LOSSES
                     (EXPRESSED IN BRITISH POUNDS STERLING)

                                                  YEARS ENDED 31 DECEMBER
                                            -----------------------------------
                                               1994        1995        1996
                                            (Pounds)000 (Pounds)000 (Pounds)000
                                            ----------- ----------- -----------
Reported profit on ordinary activities
 before taxation...........................    1,432       1,723       2,117
Difference between historical cost
 depreciation and the actual depreciation
 charge for the year calculated on the
 revalued amount...........................       --          27          27
                                               -----       -----       -----
Historical cost profit on ordinary
 activities before taxation................    1,432       1,750       2,144
                                               =====       =====       =====
Historical cost profit for the period
 retained after taxation and dividend......      984       1,142       1,413
                                               =====       =====       =====

                             LSI GROUP HOLDINGS PLC

        CONSOLIDATED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
                     (EXPRESSED IN BRITISH POUNDS STERLING)

                                                   YEARS ENDED 31 DECEMBER
                                             -----------------------------------
                                                1994        1995        1996
                                             (Pounds)000 (Pounds)000 (Pounds)000
                                             ----------- ----------- -----------
Profit for the financial period............       984       1,115       1,408
Dividends..................................        --          --         (22)
                                                -----       -----       -----
Retained profit............................       984       1,115       1,386
New share capital subscribed...............        --         691          --
Share capital redeemed.....................        --          --        (691)
Capital reserve arising on acquisition.....     1,296          --           8
Goodwill arising on acquisition............        --         (21)         --
Adjustments to capital reserve of previous
 period....................................        --         366          --
Unrealised surplus on revaluation of
 properties................................     1,000          --          --
                                                -----       -----       -----
Net addition to shareholders' funds arising
 in the period.............................     3,280       2,151         703
Opening shareholders' funds................       100       3,380       5,531
                                                -----       -----       -----
Closing shareholders' funds................     3,380       5,531       6,234
                                                =====       =====       =====

                            LSI GROUP HOLDINGS PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                    (EXPRESSED IN BRITISH POUNDS STERLING)

1. GENERAL

  As used in the consolidated financial statements and related notes, the term "Company" refers to LSI Group Holdings Plc and the term "Group" refers to LSI Group Holdings Plc and its subsidiary undertakings.

 Accounting policies

  The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the consolidated financial statements.

 Basis of preparation

  The consolidated financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules, modified to include the revaluation of certain properties.

 Basis of consolidation

  The consolidated financial statements consolidate the accounts of LSI Group Holdings Plc and all its subsidiary undertakings. These accounts are made up to 31 December for each year.

  For associated undertakings the Group includes its share of profits and losses in the consolidated profit and loss account and its share of post acquisition retained profits or accumulated deficits in the consolidated balance sheet.

  Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary and associated undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) is written off against reserves on acquisition. Any excess of the aggregate of the fair value of the separable net assets acquired over the fair value of the consideration given (negative goodwill) is credited directly to reserves.

  On subsequent disposal or termination of a previously acquired business, the profit or loss on disposal or termination is calculated after charging the gross amount of any related goodwill previously taken to reserves.

 Fixed assets and depreciation

  Depreciation is provided by the Group to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

    Buildings = 2% to 5% per annum
    Fixtures, fittings and equipment = 20% per annum
    Motor vehicles = 25% per annum

 Foreign currencies

  Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)
 Leases

  Where the Group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a "finance lease'. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future instalments.

  All other leases are accounted for as "operating leases' and the rental charges are charged to the profit and loss account on a straight line basis over the life of the leases.

 Pensions

  The Group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered fund. The amount charged against profits represents the contributions payable to the scheme in respect of the accounting period.

 Stocks

  Stocks are stated at the lower of cost and net realisable value.

  Timeshare stocks comprise the cost of unsold periods in timeshare accommodation. Cost includes all direct costs incurred in bringing the stocks to their present location and condition.

  Net realisable value is based on estimated selling price less further cost expected to be incurred to completion and disposal.

 Taxation

  The charge for taxation is based on the profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise.

2. TURNOVER

  Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to third party customers during the period.

  Turnover includes contractually complete sales of stocks of holiday ownership, in the form of points in the Grand Vacation Club and sales of stock of holiday ownership in the Group's developments in the United Kingdom and Spain. Subsequent fees for the management of the developments are included in turnover including fees charged at cost plus an agreed percentage.

  Turnover also includes income arising from further ancillary services such as interest and commissions from the provisions of loans and the net gain on the provision of travel and reservation services.

3. EXCEPTIONAL ITEM

  Directors' emoluments for 1996 include year end bonuses of some
(Pounds)500,000 which are treated as an exceptional item in the profit and loss account.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)

4. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                               1994        1995        1996
                                            ----------- ----------- -----------
                                            (Pounds)000 (Pounds)000 (Pounds)000
Profit on ordinary activities before
 taxation is stated after charging
Auditors' remuneration:
  Audit...................................       32          35          42
  Other services..........................       --          25          53
Depreciation and other amounts written off
 tangible fixed assets (see note 10):
  Owned...................................      110         237         272
  Leased..................................       75          55          71
Hire of plant and machinery--rentals
 payable under operating leases...........       58          37          53
Other operating leases....................       17          29          30
                                                ===         ===         ===

  Other operating income in 1995 includes the release of a government grant of (Pounds)93,000 previously included as deferred income.

5. REMUNERATION OF DIRECTORS

                                                1994        1995        1996
                                             ----------- ----------- -----------
                                             (Pounds)000 (Pounds)000 (Pounds)000
Directors' emoluments:
Salary (including benefits in kind).........     228         417          970
Pension contributions.......................      17          42           42
                                                 ---         ---        -----
                                                 245         459        1,012
                                                 ===         ===        =====

  The above remuneration is paid by a subsidiary undertaking. The emoluments, excluding pension contributions, of the chairman were (Pounds)477,792 (1995:
(Pounds)187,175; 1994: (Pounds)113,982) and those of the highest paid director were (Pounds)491,791 (1995: (Pounds)230,040; 1994: (Pounds)114,309).

  The emoluments, excluding pension contributions, of the directors (including the chairman and highest paid directors) were within the following ranges:

                                                         NUMBER OF DIRECTORS
                                                         ----------------------
                                                          1994    1995    1996
                                                         ------  ------  ------
      (Pounds)110,001-(Pounds)115,000...................      2      --      --
      (Pounds)185,001-(Pounds)190,000...................     --       1      --
      (Pounds)230,001-(Pounds)235,000...................     --       1      --
      (Pounds)475,001-(Pounds)480,000...................     --      --       1
      (Pounds)490,001-(Pounds)495,000...................     --      --       1
                                                         ======  ======  ======

  Benefits in kind relate to provision of company vehicles and private residences.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)

6. STAFF NUMBERS AND COSTS

  The average number of persons employed by the Group (including directors) during the year, analysed by category, was as follows:

                                                         NUMBER OF EMPLOYEES
                                                         ----------------------
                                                          1994    1995    1996
                                                         ------  ------  ------
      Sales administration..............................     23      24      32
      Marketing.........................................    112      83     129
      Resort management.................................    154     125     159
      Travel and reservations...........................     21      24      30
      Finance and Group administration..................     32      32      30
                                                         ------  ------  ------
                                                            342     288     380
                                                         ======  ======  ======

  Included within marketing and resort management are 112 (1995: 72; 1994:
106) and 70 (1995: 56; 1994: 58) employees respectively, who are employed on a part-time basis.

  The aggregate payroll costs of these persons were as follows:

                                                1994        1995        1996
                                             ----------- ----------- -----------
                                             (Pounds)000 (Pounds)000 (Pounds)000
      Wages and salaries....................    2,251       2,366       3,540
      Social security costs.................      157         194         222
      Other pension costs (see note 22).....       46          58          82
                                                -----       -----       -----
                                                2,454       2,618       3,844
                                                =====       =====       =====

7. NET INTEREST RECEIVABLE AND SIMILAR CHARGES

                                               1994        1995        1996
                                            ----------- ----------- -----------
                                            (Pounds)000 (Pounds)000 (Pounds)000
   On bank loans, overdrafts and other
    loans wholly repayable within five
    years..................................     137          43           6
   Finance charges payable in respect of
    finance leases and hire purchase
    contracts..............................      11          11          12
   Other interest payable..................      14           4          19
                                                ---         ---         ---
                                                162          58          37
   Interest receivable.....................     (29)        (16)        (90)
                                                ===         ===         ===
                                                133          42         (53)
                                                ===         ===         ===

8. TAXATION

                                              1994        1995        1996
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
   UK corporation tax at 33% (1995 and
    1994: 33%) on the profit for the year
    on ordinary activities................     448         610         770
   Adjustment to previous years...........      --          (2)        (18)
   Deferred tax...........................      --          --         (43)
                                               ---         ---         ---
                                               448         608         709
                                               ===         ===         ===

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


9. DIVIDENDS

  The group paid dividends on preference shares of (Pounds)22,000 (1995 and 1994: (Pounds)nil) during the year.

10. TANGIBLE FIXED ASSETS

                                                                 ASSETS
                          FREEHOLD                FIXTURES,      IN THE
                          LAND AND      MOTOR    FITTINGS AND  COURSE OF
                          BUILDINGS   VEHICLES    EQUIPMENT   CONSTRUCTION    TOTAL
                         ----------- ----------- ------------ ------------ -----------
                         (Pounds)000 (Pounds)000 (Pounds)000  (Pounds)000  (Pounds)000
Cost or valuation
At 1 January 1995.......    3,432        436        1,265          --         5,133
Additions...............      343        132          194          --           669
Disposals...............       --       (109)          --          --          (109)
                            -----       ----        -----         ---         -----
At 1 January 1996.......    3,775        459        1,459          --         5,693
Additions...............       48        137           85         438           708
Disposals...............       --        (87)          --          --           (87)
                            -----       ----        -----         ---         -----
At 31 December 1996.....    3,823        509        1,544         438         6,314
                            -----       ----        -----         ---         -----
Depreciation and
 diminution in value
At 1 January 1995.......       --        237        1,024          --         1,261
Charge for year.........       82         33          177          --           292
Disposals...............       --        (30)          --          --           (30)
                            -----       ----        -----         ---         -----
At 1 January 1996.......       82        240        1,201          --         1,523
Charge for year.........      106         94          143          --           343
On disposals............       --        (77)          --          --           (77)
                            -----       ----        -----         ---         -----
At 31 December 1996.....      188        257        1,344          --         1,789
                            -----       ----        -----         ---         -----
Net book value
At 31 December 1996.....    3,635        252          200         438         4,525
                            =====       ====        =====         ===         =====
At 31 December 1995.....    3,693        219          258          --         4,170
                            =====       ====        =====         ===         =====

  Particulars relating to revalued assets are given below:

                                                            1995        1996
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
     Freehold land and buildings
     At 1994 open market value..........................    3,380       3,380
     Aggregate depreciation thereon.....................      (82)       (164)
                                                            -----       -----
                                                            3,298       3,216
                                                            =====       =====

  Group properties valued at (Pounds)2,005,000 (1995: (Pounds)2,005,000) have a historic cost of (Pounds)945,000 (1995: (Pounds)945,000) and aggregate depreciation based on this historic cost of (Pounds)110,000 (1995:
(Pounds)55,000). The historic cost of the remaining Group properties is not identifiable due to the inclusion of such properties in 1994 at a directors' estimate of fair value together with certain costs having been provided for or transferred to stock in previous years.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


  Included in the total net book value of motor vehicles is (Pounds)204,000 (1995: (Pounds)183,000) in respect of assets held under finance lease and similar hire purchase contracts. Depreciation for the year on these assets was (Pounds)71,000 (1995: (Pounds)55,000).

11. FIXED ASSET INVESTMENTS

                                                                    INTERESTS IN
                                                                     ASSOCIATED
                                                                    UNDERTAKINGS
                                                                    ------------
                                                                    (Pounds)000
     Cost and net book value
     At 1 January 1995.............................................      --
     Additions.....................................................      --
     Loss from interest in associate...............................      --
                                                                        ---
     At 1 January 1996.............................................      --
     Additions (see note 19).......................................      40
     Loss from interest in associate...............................     (40)
                                                                        ===
     At 31 December 1996...........................................      --
                                                                        ===

  Movements in interests in associated undertakings are detailed in note 19 and at 31 December 1996 the only associated undertaking was Vacation Club Partnerships Limited, a company registered in England, in which the Group had a 50% interest.

  Details of the Company's principal trading subsidiary undertakings are listed below:

                                                        COUNTRY OF INCORPORATION
NAME OF COMPANY AND PRINCIPAL ACTIVITY                      OR REGISTRATION
- --------------------------------------                  ------------------------
Development and/or the sale of holiday ownership
Pine Lake Plc..........................................       England
Woodford Bridge Country Club Limited...................       England
LS Promotions Limited..................................       England
LSI (Wychnor Park) Limited.............................       England
Benal Holdings Limited.................................       Gibraltar
Floriana Holdings Limited..............................       Gibraltar
Floriana Management Limited............................       Gibraltar
Los Amigos Beach Club Limited..........................       Isle of Man
Hewicoon SL............................................       Spain
Management of timeshare resorts
LS International Resort Management Limited.............       England
Grand Vacations Management Limited.....................       Jersey
Provision of finance and travel services
LS Financial Services Limited..........................       England
LSI Travel Club Limited................................       England
Provision of group administration
LS Interval Ownership Limited..........................       England

  All the above subsidiaries have only ordinary shares in issue.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


  All subsidiaries are wholly owned except for Los Amigos Beach Club Management Limited ("LABCM") in which the Group has a 50% interest. This Company is treated as a wholly owned subsidiary company on the basis of materiality; LABCM had net liabilities of some (Pounds)210,000 at 31 December 1996 (1995: (Pounds)210,000) and was dormant in the year then ended (1995: dormant). In addition the directors consider that they exert a dominant influence on LABCM.

12. STOCKS

                                                            1995        1996
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
     Unsold timeshare periods...........................    2,742       3,172
     Raw materials and consumables......................       31          22
                                                            -----       -----
                                                            2,773       3,194
                                                            =====       =====

13. DEBTORS

                                                            1995        1996
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
     Trade debtors......................................    1,774       2,487
     Amounts owed by associated undertaking.............       --          80
     Other debtors......................................      256         439
     Prepayments and accrued income.....................       23         323
                                                            -----       -----
                                                            2,053       3,329
                                                            =====       =====

  Included within trade debtors is an amount of (Pounds)730,000 (1995:
(Pounds)603,000) which is due in more than one year.

14. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                            1995        1996
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
     Bank overdrafts...................................        28          --
     Obligations under finance leases and hire purchase
      contracts........................................        87          64
     Trade creditors...................................     1,068       1,171
     Amounts owed to associated undertaking............        16          --
     Other creditors including taxation and social
      security.........................................     1,176       2,449
     Accruals and deferred income......................     3,089       4,705
                                                            -----       -----
                                                            5,464       8,389
                                                            =====       =====

  Other creditors including taxation and social security are analysed as follows:

                                                            1995        1996
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
     Corporation tax....................................      605         784
     Other taxes........................................       44         273
     Social security....................................       69          79
     Other creditors....................................      458       1,313
                                                            -----       -----
                                                            1,176       2,449
                                                            =====       =====

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)

15. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                           1995        1996
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
     Bank loans........................................      67         124
     Obligations under finance lease and hire purchase
      contracts (repayable within five years)..........      38          64
                                                            ---         ---
                                                            105         188
                                                            ===         ===

  Certain bank loans are denominated in Spanish pesetas and carry interest at variable rates (currently some 11% per annum) and are repayable in equal monthly instalments and are secured on certain Group properties located in Spain. Other bank loans are secured on Group properties in the United Kingdom.

16. PROVISIONS FOR LIABILITIES AND CHARGES

                                                        DEFERRED   PROVISION FOR
                                                        TAXATION   DILAPIDATION
                                                       ----------- -------------
                                                       (Pounds)000  (Pounds)000
     At 1 January 1995................................      --           12
     Utilised in year.................................      --          (12)
                                                           ---          ---
     At 1 January 1996................................      --           --
     Credited during year.............................     (43)          --
                                                           ---          ---
     At 31 December 1996..............................     (43)          --
                                                           ===          ===

  The deferred tax asset relates to a short term timing difference on certain expense provisions which will reverse in 1997.

  No provision has been made by the Group for the tax which would arise on the capital gain were properties to be disposed of at their revalued amounts, as there is no intention to dispose of these properties.

17. CALLED UP SHARE CAPITAL

                                                           1995        1996
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
     Authorised
     Ordinary shares of (Pounds)1 each.................     100         100
     Cumulative convertible redeemable preference
      shares of (Pounds)1 each.........................     691         691
                                                            ---         ---
                                                            791         791
                                                            ===         ===
     Authorised, allotted, called up and fully paid
     Ordinary shares of (Pounds)1 each.................     100         100
     Cumulative convertible redeemable preference
      shares of (Pounds)1 each.........................     691          --
                                                            ---         ---
                                                            791         100
                                                            ===         ===

  The preference shares were redeemable at par at any time until 31 January 1999 at the option of the Company and attracted dividends of 5% per annum. The preference shares were redeemed at par during 1996.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


18. RESERVES

                                   CAPITAL                             PROFIT
                                 REDEMPTION  REVALUATION   CAPITAL    AND LOSS
                                   RESERVE     RESERVE     RESERVE     ACCOUNT
                                 ----------- ----------- ----------- -----------
                                 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
At 1 January 1994..............       --           --          --          --
Revaluation in year............       --        1,000          --          --
Retained profit for year.......       --           --          --         984
Capital reserve arising on
 acquisition (see note 19).....       --           --       1,296          --
                                     ---        -----       -----       -----
At 1 January 1995..............       --        1,000       1,296         984
Transfer between reserves......       --          (27)         --          27
Retained profit for year.......       --           --          --       1,115
Goodwill arising on acquisition
 (see note 19).................       --           --          --         (21)
Adjustment to capital reserve
 of previous years.............       --           --         366          --
                                     ---        -----       -----       -----
At 1 January 1996..............       --          973       1,662       2,105
Transfer between reserves......       --          (27)         --          27
Retained profit for year.......       --           --          --       1,386
Capital reserve arising on
 acquisition (see note 19).....       --           --           8          --
Arising on redemption of
 preference shares.............      691           --          --        (691)
                                     ---        -----       -----       -----
At 31 December 1996............      691          946       1,670       2,827
                                     ===        =====       =====       =====

  Estimates of the fair value of certain liabilities within subsidiaries acquired in 1994 proved to be some (Pounds)366,000 higher than the actual liability. Therefore appropriate adjustment was made to the capital reserve in 1995.

19. ACQUISITIONS

 Year ended 31 December 1996

  On 31 December 1996 the Group acquired a further 50 ordinary shares of (Pounds)1 each being 50% of the ordinary shares of (Pounds)1 each (issued at nominal value) in Menorca Leisure Limited, a company registered in England. The Group already held the other 50%. Menorca Leisure Limited made a profit of some (Pounds)5,000 in the year ended 31 December 1996 and therefore, on the grounds of materiality, no share of results is included in these financial statements.

  The consideration paid was (Pounds)1 with a capital reserve of (Pounds)8,000 arising.

  In addition, the group acquired a 50% holding, being 50 ordinary shares of (Pounds)1 each, in Vacation Club Partnerships Limited ("VCPL") a company registered in England for a consideration of (Pounds)40,000.

  The remaining 50% of the shares are held by a third party; each of the parties holdings are subject to a joint venture agreement.

  The principal activity of VCPL is the investment in Austrian companies which are involved in marketing and managing of holiday ownership. The Group's share of losses from acquisition to 31 December 1996 is (Pounds)40,000.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


 Year ended 31 December 1995

  On 1 August 1995 the Group acquired Canaryroute Limited, a company owned by the directors. Prior to its acquisition the Group provided goods and services to Canaryroute Limited during 1995 of some (Pounds)120,000, these amounts being based on commercial rates.

  Details of the acquisition are as follows:

                                                                    BOOK VALUE
                                                                  AND FAIR VALUE
                                                                   TO THE GROUP
                                                                  --------------
                                                                   (Pounds)000
     Debtors.....................................................        10
     Cash held...................................................        83
     Creditors due within one year...............................      (113)
                                                                       ----
                                                                        (20)
                                                                       ====
     Total purchase price (cash paid)............................         1
                                                                       ====
     Goodwill arising............................................        21
                                                                       ====

  Canaryroute Limited achieved a profit of (Pounds)49,000 during the period 19 October 1994 to the date of its acquisition.

  Canaryroute Limited contributed turnover of (Pounds)10,000 and an operating loss of (Pounds)852 to the results of the Group for 1995. The cash flows arising in Canaryroute Limited were consistent with these amounts.

 Year ended 31 December 1994

  On 5 January 1994 the Company acquired a number of the trading subsidiaries of LSI Group Plc from the Joint Administrative Receivers of that company. The acquisition also included certain property assets of LSI Group Plc and the assumption of the debtors and creditors of LSL Group Plc due from/to the relevant subsidiaries. The Company also acquired the share capital of Hewicoon SL on 5 January 1994.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


  Details of these acquisitions are as follows:

  (i) Acquisition from LSI Group Plc:

                                                        FAIR VALUE
                               BOOK VALUE  ADJUSTMENTS TO THE GROUp
                               ----------- ----------- ------------
                               (Pounds)000 (Pounds)000 (Pounds)000
   Fixed assets..............       980       1,224        2,204
   Stocks....................     1,828         401        2,229
   Debtors...................     2,687          --        2,687
   Net group balances........      (203)        203           --
   Cash held.................       740          --          740
   Creditors due within one
    year.....................    (4,252)       (204)      (4,456)
   Creditors due in more than
    one year.................      (119)         --         (119)
   Provisions for liabilities
    and charges..............      (181)         --         (181)
                                 ------       -----       ------
                                  1,480       1,624        3,104
                                 ------       -----       ------
   Total purchase price:
     Property assets.........                                450
     Share capital...........                              1,350
                                                          ------
                                                           1,800
                                                          ------
   Capital reserve arising...                              1,304
                                                          ------

  Book values on acquisition on 5 January 1994 were based on the amounts included in the statutory accounts of companies registered in England and unaudited accounts of companies registered abroad, all such accounts were for the year ended 31 December 1993.

  The adjustments to book values relate to the following:

  . the directors' assessment of the fair value of the freehold land and buildings acquired together with a reclassification (to stock) of (Pounds)401,000 included in the book value of land and buildings as follows:

                                              (Pounds)000
            Fair value.......................    1,625
            Reclassification.................     (401)
                                                 -----
                                                 1,224
                                                 -----

  . the net intercompany balances of (Pounds)203,000 assumed on acquisition;

  . revision of tax liabilities of the acquired subsidiaries; resulting in an increased liability of (Pounds)204,000.

  The statutory accounts of acquired companies registered in England, together with unaudited accounts of companies registered abroad include turnover of (Pounds)152 million and profit before taxation and interest of (Pounds)0.8 million for the year ended 31 December 1993. The directors have made certain adjustments for non-recurring items in calculating these amounts.

  Tax computations for certain of the subsidiaries acquired for years prior to 31 December 1993 were not agreed on completion of the 1994 accounts. The taxation liabilities included above are therefore a prudent estimate based on the status of the relevant computations at that time. Further adjustments to the capital reserve were made in 1995 on finalising the liability (see note
18).

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)

  (ii) Hewicoon SL

                                                                   BOOK VALUE
                                                                  AND FAIR VALUE
                                                                   TO THE GROUP
                                                                  --------------
                                                                   (Pounds)000
      Fixed assets...............................................      177
      Creditors..................................................      (56)
      Bank loans.................................................      (79)
                                                                       ---
                                                                        42
                                                                       ---
      Purchase price.............................................       50
                                                                       ---
      Goodwill arising...........................................        8
                                                                       ---

  Hewicoon SL made a loss before taxation of (Pounds)8,000 in the year ended 31 December 1993. This loss related to interest incurred on loans taken out to finance the acquisition and development of property assets in Spain which were occupied by certain of the subsidiary undertakings. No income was generated.

20. CONTINGENT LIABILITIES

  The Spanish direct and indirect tax authorities have not yet established a clear regime as regards holiday ownership operations. In common with the holiday ownership industry in general the Group recognise this to be a situation which needs to be clarified in due course. While the uncertainty surrounding this area could potentially result in there being an exposure to taxation in Spain, the directors consider that any such liability would be mitigated by other relevant taxation factors. Due to the nature of the uncertainty, the directors do not consider it practicable to make an estimate of the potential financial effect.

21. COMMITMENTS

  (i) At 31 December 1996 there were authorised capital commitments of (Pounds)1.35m (1995: (Pounds)nil).

  (ii) Annual commitments under non-cancellable operating leases are as follows:

                                         1995                    1996
                                ----------------------- -----------------------
                                 LAND AND                LAND AND
                                 BUILDINGS     OTHER     BUILDINGS     OTHER
                                ----------- ----------- ----------- -----------
                                (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
   Operating leases which
    expire:
     Within one year...........      --          18          --          26
     In the second to fifth
      years inclusive..........      29          18          30          26
                                    ---         ---         ---         ---
                                     29          36          30          52
                                    ===         ===         ===         ===

22. PENSION SCHEME

  The group operates a defined contribution pension scheme. The pension cost charge for the year represents contributions payable by the Group to the fund and amounted to (Pounds)82,000 (1995: (Pounds)58,000) (1994: (Pounds)46,000).

  There were no outstanding or prepaid contributions at either the beginning or end of the financial year.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


23. RELATED PARTY TRANSACTIONS

  During 1996 the Group made loans of some (Pounds)80,000 to Lion Finance Limited, a company in which the directors have an interest. The loans attracted no interest and have been repaid since 31 December 1996. During 1995 the group acquired Canaryroute Limited which was previously owned equally by the directors for a consideration of (Pounds)1,000 (see note 19).

  During 1994, the following loans were made by the Group to Harvington Properties Limited, a company in which Mr. R. Harrington, a director of the Company, has a material interest. The loans carried interest at a rate of 10% and both principal and interest were repaid in full by 31 December 1994.

                                                       MAXIMUM DURING BALANCE AT
                                                            YEAR      BEGINNING
                                                         (INCLUDING   AND END OF
     PRINCIPAL                                           INTEREST)       YEAR
     ---------                                         -------------- ----------
      (Pounds)                                            (Pounds)     (Pounds)
     100,000..........................................    100,302         --
      65,000..........................................     65,107         --
     100,000..........................................    100,165         --

24. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                               1994        1995        1996
                                            ----------- ----------- -----------
                                            (Pounds)000 (Pounds)000 (Pounds)000
     Operating profit......................    1,565       1,765       2,104
     Loss from associate...................       --          --         (40)
     Depreciation charge...................      185         292         343
     Profit on sale of tangible fixed
      assets...............................      (15)         (2)        (32)
     (Increase)/decrease in stocks.........       84        (628)       (421)
     (Increase)/decrease in debtors........      314        (151)     (1,276)
     Increase in creditors.................      209         865       2,805
     Reduction in provision for
      dilapidation.........................     (169)        (12)         --
                                               -----       -----      ------
     Net cash inflow from operating
      activities...........................    2,173       2,129       3,483
                                               =====       =====      ======

25. NET CASH OUTFLOW ON PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                                CASH
                                              BALANCES
                                              ACQUIRED    CASH PAID     TOTAL
                                             ----------- ----------- -----------
                                             (Pounds)000 (Pounds)000 (Pounds)000
         YEAR ENDED 31 DECEMBER 1995
         ---------------------------
     Acquisition of Canaryroute Limited.....      83           (1)         82
                                                 ===       ======      ======
         YEAR ENDED 31 DECEMBER 1994
         ---------------------------
     Acquisition from LSI Group Plc.........     740       (1,800)     (1,060)
     Hewicoon SL............................      --          (50)        (50)
                                                 ---       ------      ------
                                                 740       (1,850)     (1,110)
                                                 ===       ======      ======

  Details of these acquisitions are included in note 19.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


26. ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS

                                                CASH      OVERDRAFT      NET
                                             ----------- ----------- -----------
                                             (Pounds)000 (Pounds)000 (Pounds)000
     Balance at 1 January 1994..............       --         --           --
     Net cash inflow/(outflow)..............    1,098         (7)       1,091
                                                -----        ---        -----
     Balance at 1 January 1995..............    1,098         (7)       1,091
     Net cash inflow........................    1,006        (21)         985
                                                -----        ---        -----
     Balance at 1 January 1996..............    2,104        (28)       2,076
     Net cash inflow........................    1,616         28        1,644
                                                -----        ---        -----
     Balance at 31 December 1996............    3,720         --        3,720
                                                =====        ===        =====

27. ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR

                                               1994        1995        1996
                                            ----------- ----------- -----------
                                            (Pounds)000 (Pounds)000 (Pounds)000
      Balance at beginning of year.........       --       1,033        192
      New debenture loan...................    1,800          --         --
      New bank loan........................       --          --         77
      Repayment of debenture loan..........     (965)       (835)        --
      Repayment of bank loans..............       (9)         (3)       (20)
      Bank loan of subsidiary acquired.....       79          --         --
      Finance lease and hire purchase
       obligations of subsidiary
       undertakings acquired...............       74          --         --
      Inception of finance lease and hire
       purchase contracts..................      129          99        115
      Capital element of finance lease
       rental payments.....................      (75)       (102)      (112)
                                               -----       -----       ----
      Balance at end of year...............    1,033         192        252
                                               =====       =====       ====

28. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The Group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States of America (US GAAP). These differences, together with the approximate effects of the adjustments on net profit and shareholders' funds, relate principally to the items set out below:

    (a) Acquisition accounting: Under UK GAAP, the difference between the fair value of the identifiable assets and liabilities and the cost of acquisition is goodwill (positive or negative) and recorded as an adjustment to shareholders' funds. Under US GAAP, positive goodwill is capitalised and amortised over its estimated useful life. For the purpose of calculating the amortisation of goodwill a life of 20 years has been assumed. Negative goodwill is allocated proportionately to reduce the values assigned to non-monetary non-current assets (primarily fixed assets), with any remaining negative goodwill treated as a deferred credit and amortised systematically to income over a period not to exceed 40 years.

    (b) Convertible redeemable preference shares: Under UK GAAP, preference shares with mandatory redemption features or redeemable at the option of the security holder would be classified as a component of shareholders' funds. US GAAP requires such redeemable preference shares to be classified separately from shareholders' funds.

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


    (c) Deferred taxation: UK GAAP requires that no provision for deferred taxation should be made if there is reasonable evidence that such taxation will not be payable in the foreseeable future. Under US GAAP, deferred taxation is recognised under the full liability method which permits deferred tax assets to be recognised if their realisation is considered more likely than not.

    (d) Revaluation of fixed assets: UK GAAP allows periodic revaluations of freehold land and buildings and the related depreciation is calculated on the revalued amounts. The surplus on revaluation of fixed assets is credited directly to shareholders' funds. Under US GAAP, such revaluations are not permitted and depreciation is provided on the original cost.

    (e) Cash flows: The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, investing activities, and financing activities. US GAAP requires only three categories of cash flow activities which are operating, investing and financing.

    Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, under UK GAAP, cash and cash equivalents include overdraft which under US GAAP would be presented as financing activities:

    Under US GAAP, the following amounts would be reported:

                                                        YEAR ENDED
                                                        31 DECEMBER
                                            -----------------------------------
                                               1994        1995        1996
                                            ----------- ----------- -----------
                                            (Pounds)000 (Pounds)000 (Pounds)000
Net cash provided by operating activities..    1,982       1,641       2,963
Net cash used in investing activities......   (1,642)       (407)       (551)
Net cash provided by (used in) financing
 activities................................      758        (228)       (796)
                                              ------       -----       -----
Net increase/(decrease) in cash and cash
 equivalents...............................    1,098       1,006       1,616
                                              ------       -----       -----
Cash and cash equivalents under US GAAP....    1,098       2,104       3,720
                                              ======       =====       =====

    (f) Current assets and liabilities: U.K. GAAP requires the presentation of a classified balance sheet. Current assets include amounts which fall after more than one year. Provisions for liabilities and other charges include amounts due within one year. U.S. GAAP permits the presentation of the balance sheet for real estate companies to be unclassified.

  Approximate effects on net profit of differences between UK and US GAAP:

                                                        YEAR ENDED
                                                        31 DECEMBER
                                            -----------------------------------
                                               1994        1995        1996
                                            ----------- ----------- -----------
                                            (Pounds)000 (Pounds)000 (Pounds)000
Net profit in conformity with UK GAAP......      984       1,115       1,408
Adjustments:
  Goodwill amortisation....................       (1)         (2)         (2)
  Depreciation adjustments resulting from
   negative goodwill.......................       37          37          38
  Revaluation of fixed assets..............       --          27          27
  Deferred taxes...........................      (23)        (31)        (20)
                                              ------       -----       -----
Net profit in conformity with US GAAP......      997       1,146       1,451
                                              ======       =====       =====

                            LSI GROUP HOLDINGS PLC

                    (EXPRESSED IN BRITISH POUNDS STERLING)


  Approximate effects on shareholders' funds of difference between UK and US
GAAP:

                                                              31 DECEMBER
                                                        -----------------------
                                                           1995        1996
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
Shareholders' funds in conformity with UK GAAP.........    5,531       6,234
Adjustments:
  Goodwill.............................................       26          24
  Write-down of fixed assets resulting from negative
   goodwill............................................   (1,794)     (1,764)
  Revaluation of fixed assets..........................     (973)       (946)
  Deferred taxation....................................      144         124
  Reclassification of convertible redeemable preference
   shares..............................................     (691)         --
                                                          ------      ------
Shareholders' funds in conformity with US GAAP.........    2,243       3,672
                                                          ======      ======

29. SUBSEQUENT EVENT

  On 5 June 1997, Signature Resorts, Inc. announced an agreement to acquire 100% of the capital stock of the Company.

30. COMPANIES ACT 1985

  These consolidated financial statements do not comprise the company's statutory accounts within the meaning of Section 240 of the Companies Act 1985 of Great Britain. Statutory accounts have been prepared for each of the years ended 31 December 1994, 1995, 1996, on which the auditors' reports were unqualified and have been delivered to the Registrar of Companies for England and Wales.